UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.        )

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Sykes Enterprises, Incorporated

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SYKES ENTERPRISES, INCORPORATED

April 15, 2015

Dear Shareholder:

I am pleased to invite you to attend the Sykes Enterprises, Incorporated 2015 Annual Meeting of Shareholders. The meeting will be held at the offices of the Tampa Bay Wave, 400 North Ashley Drive, 2nd Floor, Tampa, Florida, 33602 on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Daylight Savings Time. In the following pages, you will find the Notice of Annual Meeting of Shareholders as well as a proxy statement which describes the items of business to be conducted at the meeting.

Your vote is important, so to assure your representation at the Annual Meeting, please vote on the matters described in this proxy statement by completing the enclosed proxy card and mailing it promptly in the enclosed envelope. If your shares are held in street name by a brokerage firm, bank or other nominee, the nominee will supply you with a proxy card to be returned to it. It is important that you return the proxy card as quickly as possible so that the nominee may vote your shares. If your shares are held in street name by a nominee, you may not vote those shares in person at the Annual Meeting unless you obtain a power of attorney or legal proxy from that nominee authorizing you to vote the shares, and you present that power of attorney or proxy at the Annual Meeting.

Sincerely,

James T. Holder
Secretary

Important notice regarding the availability of proxy materials for the Shareholders Meeting To Be Held On May 19, 2015

This proxy statement and our 2014 Annual Report to Shareholders are available at:

https://materials.proxyvote.com/871237

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date and Time:	8:00 a.m. Eastern Daylight Savings time on May 19, 2015

Place:	Offices of the Tampa Bay Wave 400 North Ashley Drive, 2nd Floor, Tampa, Florida, 33602

Items of Business:	1. To elect three directors to hold office until the 2018 Annual Meeting of Shareholders;

2. To hold a shareholder advisory vote on executive compensation;

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company; and

4. To transact any other business as may properly come before the Annual Meeting.

Only shareholders of record as of the close of business on March 20, 2015, will be entitled to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

Tampa, Florida

April 15, 2015

By Order of the Board of Directors,

James T. Holder
Secretary

GENERAL INFORMATION

SYKES ENTERPRISES, INCORPORATED

400 North Ashley Drive

Tampa, Florida 33602

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 19, 2015

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the offices of the Tampa Bay Wave, 400 North Ashley Drive, 2nd floor, Tampa, Florida, 33602, on Tuesday, May 19,

2015, at 8:00 a.m., Eastern Daylight Savings Time, and any adjournment or postponement of the Annual Meeting.

This proxy statement and the annual report to shareholders of the Company for the year ended December 31, 2014 are first being mailed on or about April 17, 2015 to shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled To Vote

The record date for the Annual Meeting is March 20, 2015. Only shareholders of record as of the close of business on the record date are entitled to notice of the Annual Meeting and to vote at the Annual Meeting. As of the record date, 43,306,605 shares of common stock were outstanding and entitled to vote at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting, who will also determine whether a quorum is present for the transaction of business. The Company’s Bylaws provide that a quorum is present if the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the meeting are present in person or represented by proxy. Abstentions will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. Shares held by nominees for beneficial owners will also be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented, even though the nominee may not exercise discretionary voting power with respect to other matters and even though voting instructions have not been received from the beneficial owner (a “broker non-vote”). At the Annual Meeting, if a quorum exists, directors will be elected by a majority vote, as more fully described under Proposal 1 – Election of Directors below. Approval of the other proposals will require the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting. Broker non-votes will not be counted as votes cast in determining whether a Proposal has been approved.

Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders are urged to indicate their votes in the spaces provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given in the Proxy. Where no instructions are indicated, signed Proxies will be voted FOR each of the proposals listed in the Notice of Annual Meeting of Shareholders. Returning your completed Proxy will not prevent you from voting in person at the Annual Meeting, should you be present and wish to do so.

Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice of revocation,

•	submitting a duly executed Proxy bearing a later date than the previous Proxy, or

•	appearing at the Annual Meeting and voting in person.

Proxies solicited by this proxy statement may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting. Proxies solicited by this proxy statement will be returned to the Board of Directors and will be tabulated by an inspector of elections designated by the Board of Directors.

The cost of solicitation of Proxies by mail on behalf of the Board of Directors will be borne by the Company. Proxies also may be solicited by personal interview or by telephone by directors, officers, and other employees of the Company without additional compensation. The Company also has made arrangements with brokerage firms, banks, nominees, and other fiduciaries that hold shares on behalf of others to forward proxy solicitation materials to the beneficial owners of such shares. The Company will reimburse such record holders for their reasonable out-of-pocket expenses.

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PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors (the “Board”) currently is comprised of 9 individuals, and is divided into three classes (designated “CLASS I,” “CLASS II,” and “CLASS III”), as nearly equal in number as possible, with each class serving a three-year term expiring at the third annual meeting of shareholders after its election. The term of the three current CLASS III directors will expire at the Annual Meeting. The Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Mr. Charles E. Sykes, Mr. James K. Murray, Jr. and Mr. William J. Meurer to stand for election, as CLASS III directors, whose terms will all expire at the 2018 Annual Meeting of Shareholders.

Provided that a quorum is present at the Annual Meeting, each nominee shall be elected by the affirmative vote of a majority of the votes cast with respect to that nominee’s election. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election.

Votes cast shall include (i) votes for the election of such director and (ii) votes against the election of such director, and shall exclude abstentions with respect to that director’s election and broker non-votes.

Incumbent directors Sykes, Murray and Meurer have provided to the Company contingent letters of resignation from the Board which shall become effective only if such director fails to receive a sufficient number of votes for re-election at the Annual Meeting and the Board determines to accept the resignation. The Board will consider and act upon the letter of resignation of a director who fails to receive the affirmative vote of a majority of the votes cast on his election within ninety (90) days after the date on which the election results were certified and will promptly make public disclosure of the results of its decision. The Board, in making its decision, may consider any factors or other information that it considers appropriate and relevant. The director who has tendered his resignation shall not participate in the decision of the Board with respect to his resignation. If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until his successor is duly elected, or his earlier resignation or removal.

In the event any nominee is unable to serve, the persons designated as proxies will cast votes for such other person in their discretion as a substitute nominee. The Board of Directors has no reason to believe that the nominees named herein will be unavailable or, if elected, will decline to serve.

THE BOARD OF DIRECTORS RECOMMENDS THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS IN THE CLASS SPECIFIED AND URGES EACH SHAREHOLDER TO VOTE “FOR” THE NOMINEES. EXECUTED PROXIES IN THE ACCOMPANYING FORM THAT ARE NOT OTHERWISE MARKED WILL BE VOTED AT THE ANNUAL MEETING “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Directors Standing for Election at the 2015 Annual Meeting

CLASS III — TERM EXPIRES AT THE 2015 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Charles E. Sykes	52	Director, President & Chief Executive Officer	2004
William J. Meurer (4)(3)(5)	71	Director & Chairman of the Audit Committee	2000
James K. Murray, Jr. (2)(5)	79	Director & Chairman of the Finance Committee	2005

Directors Whose Term of Office Continues

CLASS II — TERM EXPIRES AT THE 2016 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
Paul L. Whiting (1)(4)	71	Director & Non-Executive Chairman	2003
Lt. General Michael DeLong (Ret.) (2)(3)	69	Director	2003
Iain A. Macdonald (4)(5)	70	Director	2004

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PROPOSAL 1: ELECTION OF DIRECTORS

CLASS I — TERM EXPIRES AT THE 2017 ANNUAL MEETING.

Name	Age	Position(s) with the Company	Director Since
James S. MacLeod (2)(4)(5)	67	Director	2005
William D. Muir, Jr. (2)(5)	46	Director	2014
Lorraine Leigh Lutton (3)(4)	49	Director	2014

(1)	Chairman of the Board
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the Audit Committee
(5)	Member of the Finance Committee

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PROPOSAL 1: ELECTION OF DIRECTORS

Director Qualifications and Biographical Information

Biographical information for each of the director nominees is set forth below, including the key qualifications, experience, attributes, and skills that led our Board to the conclusion that each of the director nominees should serve as a director.

Our Board includes individuals with strong backgrounds in executive leadership and management, accounting and finance, and Company and industry knowledge, and we believe that, as a group, they work effectively together in overseeing our business. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term best interests of our stockholders. While we do not have a formal diversity policy, we believe that our directors’ diversity of backgrounds and experiences, which include public accounting, military, aerospace, manufacturing, banking, technology, healthcare, telecommunications, finance, medical and retail, results in different ideas and varying viewpoints that contribute to effective oversight of our business.

Mr. Whiting

Director Since December 2003

Paul L. Whiting was elected to the Board of Directors in December 2003 and was elected Non-Executive Chairman in August 2004. He is also a member of the Board’s Audit Committee. Since 1997, Mr. Whiting has been President of Seabreeze Holdings, Inc., a privately held investment company. Previously, Mr. Whiting held various positions within Spalding & Evenflo Companies, Inc., including Chairman, Chief Executive Officer and Chief Financial Officer. Presently, Mr. Whiting sits on the boards of TECO Energy, Inc. (a public company) and Tampa Electric Company, New Mexico Gas Company, The Bank of Tampa and its holding company, The Tampa Bay Banking Co. Mr. Whiting also serves on the boards of various civic organizations, including, among others, the Academy Prep Center of Tampa, Inc., a full scholarship, private, college preparatory middle school for low-income children, where he is a Trustee and past Board President.

Qualifications:

•

Mr. Whiting’s public company CEO, CFO and director experience as well as his private investment company business experience provides a unique combination of leadership, financial and business analytical skills, business judgment and investment banking knowledge to the Board as the Company’s non-executive Chairman.

Lt. Gen. DeLong

Director Since September 2003

Lt. General Michael DeLong (USMC Retired) was elected to the Board of Directors in September 2003 and is Chairman of the Nominating and Corporate Governance Committee and a member the Compensation Committee. From October 2003 to February 2008, Lt. Gen. DeLong served as Vice Chairman of Shaw Arabia Limited, President of Shaw CentCom Services, LLC, and Senior Vice President of the Shaw Group, Inc. From February, 2008 through February 2013, Lt. Gen. DeLong served as Vice President of Boeing International Corporation. On March 1, 2013, Lt. Gen. DeLong was named President and CEO and General Manager of Gulf to Gulf Contractors International and serves as an advocate for several companies in Kuwait and Saudi Arabia in transactions with Boeing. From 1967 until his retirement on November 1, 2003, Lt. Gen. DeLong led a distinguished military career, most recently serving as the Deputy Commander, United States Central Command at MacDill Air Force Base, Tampa, Florida. He holds a Master’s Degree in Industrial Management from Central Michigan University and an honorary Doctorate in Strategic Intelligence from the Joint Military Intelligence College and graduated from the Naval Academy as an Aeronautical Engineer.

Qualifications:

•

Gen. DeLong’s military career, together with his international business executive experience, allows him to bring to the Board leadership and skills in strategic analysis and judgment as well as a knowledge of international business and political environments.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mr. Macdonald

Director Since May 2004

Iain A. Macdonald was originally elected to the Board of Directors in 1998 and served until 2001, when he resigned for personal reasons. Mr. Macdonald was re-elected to the Board of Directors in May 2004 and since then has been a member of the Audit Committee. In December 2012, Mr. Macdonald was also appointed as a member of the Finance Committee. During the past 10 years, Mr. Macdonald has served on the boards of a series of technology-based business ventures in the UK, which he has assisted to develop and obtain funding. He was a founding partner, and is currently Chairman of Yakara Ltd., a developer of SMS and IVR telecommunications software solutions and is a former member of the Board of Northern AIM VCT plc, which is a venture capital investment fund. From 2008 to 2011, he served on the Board of Scottish Enterprise, Scotland’s economic development agency. Prior to joining the Company’s Board in 1998, Mr. Macdonald served as a director of McQueen International Ltd. from 1996 until its acquisition by the Company in 1998.

Qualifications:

•

Having served as a director of an entity in the UK which was acquired by the Company in 1998, Mr. Macdonald offers a unique institutional viewpoint and depth of industry knowledge. He also brings to the Board considerable leadership, international business, information technology, business software, financial and governmental experience.

Mr. Sykes

Director Since August 2004

Charles E. Sykes was elected to the Board of Directors in August 2004 to fill the vacancy created by the retirement of the Company’s founder and former Chairman, John H. Sykes. Mr. Charles Sykes joined the Company in September 1986 and has served in numerous capacities throughout his years with the Company. Mr. Sykes was appointed as Vice President of Sales, North America in 1999 and between the years of 2000 to 2003 served as Group Executive, Senior Vice President of Marketing and Global Alliances, and Senior Vice President of Global Operations. Mr. Sykes was appointed President and Chief Operating Officer in July, 2003 and was named President and Chief Executive Officer in August 2004. Mr. Sykes received his Bachelor of Science degree in mechanical engineering from North Carolina State University in 1985. He currently serves on the boards of the Greater Tampa Chamber of Commerce, the Tampa Bay Partnership and the Tampa Bay Metro Board of the American Heart Association, as a Trustee of the University of Tampa, as a director of Feeding America of Tampa Bay, Inc. and Junior Achievement of Tampa Bay, serves on the Board of Visitors for North Carolina State University, and is a member of the Florida Council of 100.

Qualifications:

•

As the Chief Executive Officer of the Company, Mr. Sykes provides the Board with information gained from hands-on management of Company operations, identifying near-term and long-term goals, challenges and opportunities. As the son of the Company’s founder and having worked for the Company for his full career, he brings a continuity of mission and values on which the Company was established.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mr. MacLeod

Director Since May 2005

James S. MacLeod was elected to the Board of Directors in May 2005 and is Chairman of the Compensation Committee and is a member of the Audit Committee and the Finance Committee. Mr. MacLeod has served in various positions at CoastalStates Bank in Hilton Head Island, South Carolina since February 2004 and is currently its President. Mr. MacLeod also serves on the Board of Directors of CoastalStates Bank and has served as Chairman of the Board and Chief Executive Officer of CoastalSouth Bancshares, its holding company, since 2011. From June 1982 to February 2004, he held various positions at Mortgage Guaranty Insurance Corp in Milwaukee, Wisconsin, the last 7 years serving as its Executive Vice President. Mr. MacLeod has a Bachelor of Science degree in Economics from the University of Tampa, a Master of Science in Real Estate and Urban Affairs from Georgia State University and a Masters in City Planning from the Georgia Institute of Technology. Mr. MacLeod is also a Trustee of the Allianz Global Investors Funds and serves as Chairman of their Governance Committee.

Qualifications:

•

As a result of his extensive financial services background, Mr. MacLeod brings to the Board valuable financial analytical skills and experience, a deep understanding of cash transaction and management issues, as well as business acumen and judgment.

Mr. Murray

Director Since May 2005

James (“Jack”) K. Murray, Jr., was elected to the Board of Directors in May 2005 and is a member and Chairman of the Finance Committee and a member of the Compensation Committee. Mr. Murray currently serves as Chairman of Murray Corporation, a private venture capital enterprise based in Tampa, Florida. Mr. Murray also serves as President of Murray Advisors, Inc. and as Chairman of the Advisory Board of HealthEdge Investment Fund II, a private equity fund focused primarily on investments in the health care field. In 1970, Mr. Murray was one of the founders of a company that is today HealthPlan Services, Inc. which was acquired by The Dun & Bradstreet Corporation (NYSE:DNB) in 1978. From 1978 through 1993, Mr. Murray served in various capacities for Dun & Bradstreet Corporation, including President of Dun & Bradstreet Credit Services, and from 1990 through 1993, served in various capacities including President, principal executive officer and Chairman for the Reuben H. Donnelley Corp., a publisher of telephone yellow pages. In 1994, Mr. Murray and other financial partners acquired HealthPlan Services from Dun & Bradstreet. In May 1995, HealthPlan Services became a public company and was listed on the New York Stock Exchange. Mr. Murray retired from HealthPlan Services in 2000. Mr. Murray serves on the boards of the University of Tampa, Canterbury Towers, and The General Theological Seminary.

Qualifications:

•

Mr. Murray’s diverse experience in both the public company and private venture capital arenas allows him to bring to the Board significant leadership skills as well as business, transactional and financial analytic skills.

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PROPOSAL 1: ELECTION OF DIRECTORS

Mr. Meurer

Director Since October 2000

William J. Meurer was elected to the Board of Directors in October 2000 and is a member and Chairman of the Audit Committee and a member of the Nominating and Corporate Governance Committee. Previously, Mr. Meurer was employed for 35 years with Arthur Andersen LLP where he served most recently as the Managing Partner for Arthur Andersen’s Central Florida operations. Since retiring from Arthur Andersen in 2000, Mr. Meurer has been a private investor and consultant. Mr. Meurer also serves on the Board of Trustees for Lifelink Foundation, Inc. and as a member of the Board of Directors of the Eagle Family of Funds and Walter Investment Management Corporation.

Qualifications:

•

As former managing partner of an international public accounting firm, Mr. Meurer brings to our Board relevant experience with financial accounting, audit and reporting issues, SEC filings and complex corporate transactions.

Ms. Lutton

Director Since May 2014

Lorraine L. Lutton was elected to the Board of Directors in 2014 and is a member of the Audit and Nominating and Corporate Governance Committees. Ms. Lutton serves as the President of St. Joseph’s Hospital, a 529 bed tertiary acute care facility in Tampa, Florida and member of the BayCare Health System, as well as the Hillsborough County Market Leader for BayCare Health System, where her responsibilities include representing BayCare to the community, serving as the local liaison to the St. Joseph’s-Baptist Healthcare Governing Board and coordinating all of BayCare’s acute care facilities in Hillsborough County, including St. Joseph’s Hospital, St. Joseph’s Women’s Hospital, St. Joseph’s Children’s Hospital, St. Joseph’s Hospital-North, St. Joseph’s Hospital-South and South Florida Baptist Hospital in Plant City, totaling over 1,000 beds. Ms. Lutton has been employed by St. Joseph’s in a variety of roles since 1992, serving most recently as Chief Operating Officer from 2004 to 2013, when she was named as President. Ms. Lutton received her bachelor’s degree in public health, health policy and administration from the University of North Carolina at Chapel Hill, and her master’s degree in business administration from the Anderson Graduate School of Management at UCLA. Ms. Lutton is a Fellow of the American College of Healthcare Executives.

Qualifications:

•	Ms. Lutton brings to our Board substantial business experience in the healthcare arena, as well as communication, planning, organizational and management skills.

Mr. Muir

Director Since May 2014

William D. Muir, Jr. was elected to the Board of Directors in 2014 and is a member of the Compensation and Finance Committees. Mr. Muir serves as the Chief Operating Officer of Jabil Circuit, Inc. (NYSE: JBL), having been promoted to this position in 2013. From 2009 to 2013, Mr. Muir served as Jabil’s Executive Vice President and Chief Executive Officer, Global Manufacturing Services, responsible for $14B of annual revenue with commercial leadership across diversified markets, including Healthcare & Life Sciences, Enterprise & Infrastructure, High Velocity and Industrial & Clean-tech. Additionally, Mr. Muir led the global, integrated capabilities in Operations, Supply Chain and Design which underpin these diversified businesses. Previously, Mr. Muir served as Regional President for Asia, responsible for Jabil’s Operations and Business Development efforts across China, India, Vietnam, Malaysia, Singapore and Japan. In this capacity, he resided in Shanghai from 2004 through 2007 and subsequently in Singapore until 2009. Prior to his leadership role in Asia, Mr. Muir led Global Business Development efforts for Jabil across large-scale customer relationships and has also held roles leading Operations across the Americas.

Qualifications:

•

Mr. Muir brings to our Board a diverse background spanning engineering, manufacturing, supply chain, business development, and operations. He has been a leader in information technology, supply chain, security, quality, engineering innovation, and global, strategic accounts. Mr. Muir’s decade long global and domestic profit and loss responsibility also brings valuable business financial acumen to the Board.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, Code of Ethics, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.sykes.com, by clicking on “Company,” then “Investor Relations” and then on the links under the heading “Corporate Governance.”

The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the board members are independent of the Company and its management;

•	all members of the key board committees — the Audit Committee, the Compensation Committee, the Nominating
and Corporate Governance Committee and the Finance Committee — are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	the Company has adopted a code of ethics that applies to all directors, officers and employees which is monitored by its Nominating and Corporate Governance Committee;

•	the charters of the Board committees clearly establish their respective roles and responsibilities; and

•

the Company’s Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company, including the Board and the Audit Committee, regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are described under “Communications With Our Board” below.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions. In order to ensure that material transactions and relationships involving a potential conflict of interest for any executive officer or director of the Company are in the best interests of the Company, under the Code of Ethics adopted by the Board of Directors for all of our employees and directors, all such conflicts of interest are required to be reported to the Board of Directors, and the approval of the Board of Directors must be obtained in advance for the Company to enter into any such transaction or relationship. Pursuant to the Code of Ethics, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, in which such officer, director or any member of his or her immediate family, may have a personal interest without such Board approval. Further, no officer or employee of the Company may, on behalf of the Company, authorize or approve any transaction or relationship, or enter into any agreement, if they are aware that an executive officer or a director of the Company, or any member of any such person’s family, may have a personal interest in such transaction or relationship, without such Board approval.

The Company’s Audit Committee reviews all conflict of interest transactions involving executive officers and directors of the Company, pursuant to its charter.

In the course of their review of a related party transaction, the Board and the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the Company;

•	the importance of the transaction to the related person;

•	whether the transaction would impair the judgment of the director or executive officer to act in the best interests of the Company; and

•	any other matters the Board or Audit Committee deems appropriate.

Any member of the Board or the Audit Committee who has a conflict of interest with respect to a transaction under review may not participate in the deliberations or vote respecting approval of the transaction, provided, however, that such director may be counted in determining the presence of a quorum.

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CORPORATE GOVERNANCE

Related Party Transactions. On January 25, 2008, the Company entered into a real estate lease with Kingstree Office I, LLC, an entity controlled by Mr. John Sykes, the founder, former Chairman and Chief Executive Officer of the Company, relating to the Company’s call center in Kingstree, South Carolina. On May 21, 2008, the Audit Committee of the

Board reviewed this transaction and recommended approval to the full Board, which also approved the transaction. During the year ended December 31, 2014, the Company paid $415,027 to Kingstree Office I, LLC as rent on the Kingstree facility.

Leadership Structure

Upon the 2004 retirement of Mr. John Sykes, the Board elected to change the leadership structure to separate the Chief Executive Officer position from that of the Chairman of the Board. The Board determined in 2005 that the change in leadership created an opportune time to change the leadership structure, and that the Company would benefit from having an independent non-employee Chairman who could provide a diversity of view and experience in consultation with the newly elected President and Chief Executive Officer. The Board continues to believe that the Company is best served by having this bifurcated leadership structure.

Risk Oversight

The Board has determined that the role of risk oversight will currently remain with the full Board as opposed to having responsibility delegated to a specific committee. Management has created an enterprise risk management committee which is primarily responsible for identifying and assessing enterprise risks, developing risk responses and evaluating residual risks. The chairperson of the management committee reports directly to the full Board.

Director Independence

In accordance with Nasdaq rules, the Board affirmatively determines the independence of each director and nominee for election as a director in accordance with guidelines it has adopted, which include all elements of independence set forth in the Nasdaq listing standards. Based upon these standards, at its meeting held on March 18, 2015, the Board determined that each of the following non-employee directors is independent and has no relationship with the Company, except as a director and shareholder of the Company:

(1)	Paul L. Whiting	(5)	James S. MacLeod
(2)	Lt. General Michael DeLong (Ret.)	(6)	James K. Murray, Jr.
(3)	William J. Meurer	(7)	Lorraine L. Lutton
(4)	Iain A. Macdonald	(8)	William D. Muir, Jr.

Nominations for Directors

The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. The Nominating Committee considers all relevant criteria including, age, skill, integrity, experience, education, time availability, stock exchange listing standards, and applicable federal and state laws and regulations. The Nominating Committee has a specific goal of creating and maintaining a board with the heterogeneity, skills, experience and personality that lend to open, honest and vibrant discussion, consideration and analysis of Company issues, and accordingly the Nominating Committee also considers individual qualities and attributes that will help create the desired heterogeneity.

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CORPORATE GOVERNANCE

The Nominating Committee may use various sources for identifying and evaluating nominees for directors including referrals from our current directors, management and shareholders, as well as input from third party executive search firms retained at the Company’s expense. If the Nominating Committee retains one or more search firms, such firms may be asked to identify possible nominees, interview and screen such nominees and act as a liaison between the Nominating Committee and each nominee during the screening and evaluation process. The Nominating Committee will review the resume and qualifications of each candidate identified through any of the sources referenced above, and determine whether the candidate would add value to the Board. With respect to candidates that are determined by the Nominating Committee to be potential nominees, one or more members of the Nominating Committee will contact such candidates to determine the candidate’s general availability and interest in serving. Once it is determined that a candidate is a good prospect, the candidate will be invited to meet the full Nominating Committee which will conduct a personal interview with the candidate. During the interview, the Nominating Committee will evaluate whether the candidate meets the guidelines and criteria adopted by the Board, as well as exploring any special or unique qualifications, expertise and experience offered by the candidate and how such qualifications, expertise and/or experience may complement that of existing Board members. If the candidate is approved by the Nominating Committee, as a result of the Nominating Committee’s determination that the candidate will be able to add value to the Board and the candidate expresses his or her interest in serving on the Board, the Nominating Committee will then review its conclusions with the Board and recommend that the candidate be selected by the Board to stand for election by the shareholders or fill a vacancy or newly created position on the Board.

The Committee will consider qualified nominees recommended by shareholders who may submit recommendations to the Nominating Committee in care of our Corporate Secretary, 400 North Ashley Drive, Tampa, Florida 33602. Any shareholder nominating an individual for election as a director at an annual meeting must provide written notice to the Secretary of the Company, along with the information specified below, which notice must be received at the principal business office of the Company no later than the date designated for receipt of shareholders’ proposals as set forth in the Company’s proxy statement for its annual shareholders’ meeting. If there has been no such prior public disclosure, then to be timely, a shareholder’s nomination must be delivered to or mailed and received at the principal business office of the Company not less than 60 days nor more than 90 days prior to the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice of the date of the meeting is given to the shareholders or prior public disclosure of the date of the meeting is made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the annual meeting was mailed or such public disclosure was made.

To be considered by the Nominating Committee, shareholder nominations must be accompanied by: (1) the name, age, business and residence address of the nominee; (2) the principal occupation or employment of the nominee for at least the last ten years and a description of the qualifications of the nominee; (3) the number of shares of our stock that are beneficially owned by the nominee; (4) any legal proceedings involving the nominee during the previous ten years and (5) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act, together with a written statement from the nominee that he or she is willing to be nominated and desires to serve, if elected. Also, the shareholder making the nomination should include: (1) his or her name and record address, together with the name and address of any other shareholder known to be supporting the nominee; and (2) the number of shares of our stock that are beneficially owned by the shareholder making the nomination and by any other supporting shareholders. Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of shareholders, the Chairman of the Board may disregard the purported nomination of any person not made in compliance with these procedures.

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CORPORATE GOVERNANCE

Communications with our Board

Shareholders and other parties interested in communicating with our Board of Directors may do so by writing to the Board of Directors, Sykes Enterprises, Incorporated, 400 North Ashley Drive, Tampa, Florida 33602. Under the process for such communications established by the Board of Directors, the Executive Vice President and General Counsel of the Company reviews all such correspondence and regularly forwards to all members of the Board a summary of the correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to the Board or any member of the Board and request copies of any such correspondence. Correspondence that, in the opinion of the Executive Vice President and General Counsel, relates to concerns or complaints regarding accounting, internal accounting controls and auditing matters is summarized and the summary and a copy of the correspondence is forwarded to the Chairman of the Audit Committee. Additionally, at the direction of the Audit Committee, the Company has established a worldwide toll free hotline administered by an independent third party through which employees may make anonymous submissions regarding questionable accounting or auditing matters. Reports of any anonymous submissions are sent to the Chairman of the Audit Committee as well as the Executive Vice President and General Counsel of the Company.

Meetings and Committees of the Board

The Board. Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of his or her duties and to attend all Board, committee and shareholders’ meetings. The Board met five times during 2014, of which four were regularly scheduled meetings and one was an unscheduled meeting. The Board also acted once by unanimous written action in 2014. All directors attended at least 75% of the meetings of the Board and of the committees on which they served during the fiscal year ended December 31, 2014. All of the directors attended the 2014 Annual Meeting of Shareholders on May 20, 2014.

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CORPORATE GOVERNANCE

Committees of the Board

The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The Board may also establish special committees as needed to assist the Board with review and consideration of non-routine matters. The standing committees are the Audit Committee, Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. All the committees are comprised solely of non-employee, independent directors. Charters for each committee are available on the Company’s website at www.sykes.com by first clicking on “Company,” then “Investor Relations” and then on “Documents and Charters” under the heading “Corporate Governance.” The charter of each committee is also available in print to any shareholder who requests it. The table below shows membership for the entire year 2014 for each of the standing Board committees.

Non-employee Directors	Audit Committee	Finance Committee	Nominating and Corporate Governance Committee	Compensation Committee
Paul L. Whiting (Chairman of the Board)	✓
Lt. General Michael P. DeLong (Ret.)(1)			Chair	✓
Dr. Linda McClintock-Greco(2)			✓
H. Parks Helms(3)			Chair
Iain A. Macdonald	✓	✓
James S. MacLeod	✓	✓		Chair
William J. Meurer(4)	Chair	✓	✓
James K. Murray		Chair		✓
Lorraine L. Lutton(5)	✓		✓
William D. Muir, Jr.(6)		✓		✓

Employee Director
Charles E. Sykes No. of Meetings in 2014	8	2	3	7

(1)	Gen. DeLong served as a member of the Nominating and Corporate Governance Committee until May, 2014 at which time he assumed the Chairman’s position.
(2)	Dr. McClintock-Greco served as a member of the Nominating and Corporate Governance Committee until her retirement in May, 2014.
(3)	Mr. Helms served as Chairman of the Nominating and Corporate Governance Committee until his retirement in May, 2014.
(4)

Mr. Meurer served as Chairman of the Audit Committee for the entire year of 2014. Mr. Meurer also served as a member of the Finance Committee until May, 2014, at which time he began serving as a member of the Nominating and Corporate Governance Committee.

(5)	Ms. Lutton began serving on the Audit and Nominating and Corporate Governance Committees upon joining the Board in May, 2014.
(6)	Mr. Muir began serving on the Compensation and Finance Committees upon joining the Board in May, 2014.

Audit Committee. The Audit Committee serves as an independent and objective party to monitor the Company’s financial reporting process and internal control system. The Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the appointment, compensation, and oversight of the work of the Company’s independent auditing firm, as well as reviewing the independence, qualifications, and activities of the auditing firm. The Company’s independent auditing firm reports directly to the Committee. All proposed transactions between the Company and the Company’s officers and directors, or an entity in which a Company officer or director has a material interest, are reviewed by the Committee, and the approval of the Committee is required for such transactions. In 2014, the

Audit Committee held 8 meetings. The Board has determined that Mr. Meurer is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Committee is governed by a written charter, which is reviewed on an annual basis.

Additional information about the Audit Committee is included under the heading “Audit Committee Disclosure” later in this proxy statement.

Finance Committee. The principal purpose of the Finance Committee is to assist the Board of Directors in evaluating significant investments and other financial commitments by the Company. The Committee has the authority to review and make recommendations to the Board with respect to debt and equity limits, equity issuances, repurchases of Company stock or debt, policies relating to the use of derivatives, and proposed mergers, acquisitions, divestitures or investments by the Company that require approval by the full Board. The Committee also has authority to approve capital expenditures not previously approved by the Board of Directors. The level of authority applies to capital expenditures in excess of $2 million but less than $5 million. This authority is used, and the Committee convened only, when management recommends a decision prior to the next Board meeting. In 2014, the Finance Committee held 2 meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

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CORPORATE GOVERNANCE

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee is to: (a) identify individuals qualified to become members of the Board of Directors of the Company and its subsidiaries; (b) recommend to the Board of Directors director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings; (c) recommend to the Board of Directors committee appointments for directors; (d) develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and (e) monitor the Company’s compliance with good corporate governance standards. In 2014, the Nominating and Corporate Governance Committee held 3 meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee. The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other things, the establishment of the base salary, incentive compensation and any other compensation for the Company’s President and Chief Executive Officer, and to review and approve the President and Chief Executive Officer’s recommendations for the compensation of certain executive officers reporting to him. This Committee also monitors the Company’s management incentive cash and equity based bonus compensation arrangements and other executive officer benefits, and evaluates and recommends the compensation policy for the directors to the full Board for consideration. The Committee also determines compensation and benefits of the Company’s non-employee directors. This Committee is also responsible for providing oversight and direction regarding the Company’s employee health and welfare benefit programs. In 2014, the Committee held 7 meetings. The Committee is governed by a written charter, which is reviewed on an annual basis.

Compensation Committee Interlocks and Insider Participation

None.

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

On May 17, 2012, the shareholders approved the Fifth Amended and Restated 2004 Non-Employee Director Fee Plan (the “2004 Fee Plan”), which provided that the annual cash and equity retainer compensation amounts payable to directors under the 2004 Fee Plan would be determined by the Board of Directors on an annual basis. The 2004 Fee Plan expired pursuant to its terms in May, 2014. Prior to the expiration of the 2004 Fee Plan, at the meeting held on March 19, 2014, the Board of Directors determined to continue to pay non-employee directors the same cash compensation, and under the same terms, as was provided for in the 2004 Fee Plan, without the adoption of a new, formal compensation plan, subject to changes in the amount of the cash compensation on an annual basis as was the case under the 2004 Fee Plan. Similarly, the Board determined to continue to pay the non-employee directors the same equity compensation, but now under the Company’s 2011 Equity Incentive Plan, with each grant having the same terms as the previous grant under the 2004 Fee Plan, subject to changes in the amount of the equity compensation on an annual basis as was the case under the 2004 Fee Plan.

At the Board meeting on March 19, 2014, upon the recommendation of the Compensation Committee, the Board determined that its compensation for the next fiscal year beginning on the date of the 2014 Annual Meeting would remain unchanged from 2013 levels. So for 2014, all new non-employee directors joining the Board after the 2014 Annual Meeting would receive an initial grant of shares of common stock on the date the new director is elected or appointed, the number of which was determined by dividing $60,000 by the closing price of the Company’s common stock on the trading day immediately preceding the date a new director is elected or appointed, rounded to the nearest whole number of shares. The initial grant of shares vests in twelve equal quarterly installments, one-twelfth on the date of grant and an additional one-twelfth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unvested shares in the event the non-employee director ceases to be a director of the Company, and any unvested shares are forfeited.

Also, each non-employee director would receive, on the day after the annual shareholder meeting, an annual retainer for service as a non-employee director (the “Annual Retainer”). The Annual Retainer consisted of shares of the Company’s common stock and cash. For 2014, the total value of the Annual Retainer was $125,000, payable $50,000 in cash and the remainder paid in stock, the amount of which was determined by dividing $75,000 by the closing price of the Company’s common stock on the date of 2014 Annual Meeting, rounded to the nearest whole number of shares.

In addition to the Annual Retainer award, for 2014 the non-employee Chairman of the Board to receive an additional annual cash award of $100,000, and each non-employee director serving on a committee of the Board to receive an additional annual cash award in the following amounts:

Position	Amount
Audit Committee
Chairperson	$20,000
Member	$10,000
Compensation Committee
Chairperson	$15,000
Member	$7,500
Finance Committee
Chairperson	$12,500
Member	$7,500
Nominating and Corporate Governance Committee
Chairperson	$12,500
Member	$7,500

The annual grant of shares vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The annual grant of cash, including all amounts paid to a non-employee Chairman of the Board and all amounts paid to non-employee directors serving on committees of the Board, vests in four equal quarterly installments, one-fourth on the day following the annual meeting of shareholders, and an additional one-fourth on each successive third monthly anniversary of the date of grant. The award lapses with respect to all unpaid cash and unvested shares in the event

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DIRECTOR COMPENSATION

the non-employee director ceases to be a director of the Company, and any unvested shares and unpaid cash are forfeited.

At the Board’s regularly scheduled meeting on December 9, 2014, upon the recommendation of the Compensation Committee, the Board determined that the amount of the cash and equity compensation payable to non-employee directors beginning on the date of the 2015 annual shareholder meeting would be increased as follows: cash compensation would be increased by $5,000 per year to a total of $55,000 and equity compensation would be increased by $25,000 per year to a total of $100,000. No change would be made in the additional amounts payable to the Chairman of the Board or the Chairs or members of the various Board committees for their service on such committees, and no changes would be made in the payment terms described above for such cash and equity compensation.

The Board may pay additional cash compensation to any non-employee director for services on behalf of the Board over and above those typically expected of directors, including but not limited to service on a special committee of the Board. Directors who are executive officers of the Company receive no compensation for service as members of either the Board of Directors or any committees of the Board.

The following table contains information regarding compensation paid to the non-employee directors during fiscal year ending December 31, 2014, including cash and shares of the Company’s common stock.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lt. General Michael DeLong (Ret.)	68,750	75,002	—	—	—	—	143,752
H. Parks Helms	115,625	—	—	—	—	—	115,625
Lorraine L. Lutton	50,625	135,011	—	—	—	—	185,636
Iain A. Macdonald	67,500	75,002	—	—	—	—	142,502
James S. MacLeod	82,500	75,002	—	—	—	—	157,502
Linda McClintock-Greco, M.D.	14,375	—	—	—	—	—	14,375
William J. Meurer	77,500	75,002	—	—	—	—	152,502
William D. Muir, Jr.	48,750	135,011	—	—	—	—	183,761
James K. Murray, Jr.	70,000	75,002	—	—	—	—	145,002
Paul L. Whiting	160,000	75,002	—	—	—	—	235,002

(1)

Amounts shown include the cash portion of the annual retainers and amounts paid for services on Board committees paid to each non-employee director in 2014. The fees earned by Mr. Whiting include $100,000 for service as non-employee Chairman of the Board.

(2)

The amounts shown in column (c) represent the Annual Retainer amounts paid in shares of the Company’s common stock. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718 (formerly FAS 123(R)). See Notes 1 and 26 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 19, 2015 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis (this “CD&A”) is intended to assist our shareholders in understanding the compensation of our 2014 named executive officers (“NEOs”) and includes the following individuals:

Name	Title
Charles E. Sykes	President and Chief Executive Officer (“CEO”)
John Chapman	Executive Vice President and Chief Financial Officer
Lawrence R. Zingale	Executive Vice President and General Manager
James T. Holder	Executive Vice President, General Counsel and Corporate Secretary
David L. Pearson	Executive Vice President, Chief Information Officer
W. Michael Kipphut	Former Executive Vice President and Chief Financial Officer
Christopher M. Carrington	Former Executive Vice President of Global Delivery

Sykes is a complex global business serving sophisticated and demanding clients. Our business and financial strategies require careful expense management while providing superior customer service and value. This requires experienced executive leadership with sound business judgment, a passion for service excellence, and the ability to understand and implement the Company’s strategic growth plan, including leveraging our proprietary technology and effectively managing our global customer response team.

The primary and overriding objective of the Compensation Committee of the Board (the “Committee”) in determining our executive compensation is to align the elements of our executive compensation program with the interests of our shareholders, with the ultimate goal being to increase and optimize shareholder value. Our executive compensation program aligns our business strategy and talent requirements with our goal of maximizing shareholder value by offering sufficiently competitive fixed compensation elements (such as base salary) to attract and retain talented executives while simultaneously emphasizing variable, “at risk,” compensation elements (such as short-term and long-term performance- and time-based incentive awards) to drive targeted performance and reward results in order to enhance long-term shareholder value.

The following are a few key financial and operating results, as well as the resulting incentive compensation results for 2014 and the 2012 – 2014 performance period:

2014 Financial and Compensation Results

•	Revenues for 2014 increased 5.1% year over year to $1.328 billion. On a constant currency basis,* revenues for
2014 increased 7.2% year over year. Revenue is not generally a determinate for short-term incentive compensation for our NEOs, but is for long-term incentive compensation.

•

Financial Statement Adjusted Operating Income* for 2014 increased 28.0% year over year to $93.3 million. Short-term incentive compensation for the year 2014 was based solely on Adjusted Operating Income derived targets for all of our NEOs except Mr. Zingale, which were earned at 115.3% of the target award opportunity resulting in a payout of 138.3% of the target award opportunity.

2012 – 2014 Incentive Compensation Results

The 2012 – 2014 Long Term Incentive Plan had two performance goals; cumulative revenue and Plan Cumulative Adjusted Operating Income as defined on page 18.

•

Cumulative revenue for the 2012 – 2014 performance period was $3.7 billion, which exceeded the threshold performance requirement for a payout under the terms of the award for the 2012 – 2014 performance period and resulted in an equity payout at 99.0% of the target for this portion of the Long Term Incentive Plan.

•

Plan Cumulative Adjusted Operating Income for the 2012 – 2014 performance period was $232.6 million, which fell below the threshold performance requirement for a payout under the terms of the award for the 2012 – 2014 performance period.

•

Based on the actual Plan Adjusted Operating Income measures, the performance shares tied to that component of the 2012 – 2014 performance period were not earned by the NEOs and have therefore been cancelled.

•	As a result of the increase in the common stock price over the performance period, many of the time-vested stock appreciation rights (“SARs”) granted in recent years were in the money at year end.

The Company’s executive compensation program has resulted in a strong linkage between pay and performance. While the Company’s financial performance in 2014 met the Board’s short-term performance targets, and its long-term (3 year) revenue goals were also exceeded, its long-term performance related to Plan Adjusted Operating Income fell below the Board’s demanding long-term operating income performance targets for the 2012 – 2014 performance period.

*	See the Company’s Current Report on Form 8-K filed with the SEC on February 17, 2015, for a reconciliation of these Non-GAAP (generally accepted accounting principles) financial measures to their most directly comparable GAAP financial measures.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company uses Plan Adjusted Operating Income as a performance measure in order to eliminate certain one-time or non-performance related items. The Company defines “Plan Adjusted Operating Income” as operating income less:

•	depreciation and amortization related to asset write-ups in connection with acquisitions;

•	costs to obtain synergies in connection with acquisitions;

•	transaction costs associated with entity acquisitions and dispositions;

•	restructuring and impairment charges related to acquisitions and dispositions referenced above; and

•	any effect (positive or negative) from foreign currency exchange rate fluctuations.

2014 Compensation Decisions

The Committee approved changes to the Company’s executive compensation long-term incentive program (“LTIP”) in 2014, as described below, and believes that the current executive compensation program creates a strong alignment between pay and performance. After deliberation with the CEO and with the Committee’s independent compensation advisor, the Committee recommended to the Board that for 2014 it retain its incentive compensation structure to include short-term (one-year) performance-based cash incentives, and long-term (three-year) performance-based equity incentives, with payment dependent on achievement of pre-determined revenue and income targets. The Committee also recommended, and the Board approved, the following compensation policies for 2014:

•	Because the NEOs did not receive salary increases in 2013, the Committee approved moderate increases

(6% or below of the base salary of each of the NEOs during 2014), with the goal of keeping base salaries of the NEOs near the 50th percentile of base pay of the Company’s Compensation Peer Group (as discussed below).

•	There were no increases to short-term incentive opportunities.

•

There were no increases to long-term incentive opportunities, with the goal of retaining a long-term incentive plan that is highly performance-based. Accordingly, the LTIP for 2014 – 2016 consisted of the following elements:

g      20% of the grant consisted of restricted stock with time-based vesting, which will increase or decrease in value based on changes in the Company’s stock price over time;

g      30% of the grant consisted of SARs with time-based vesting, which are only valuable to our executives if our stock price rises above the value of our stock on the date of grant; and

g      50% of the grant consisted of performance shares, with their value tied to challenging three-year financial performance targets, 1/3 of which are based on the Company’s revenue and 2/3 of which are based on the Company’s Plan Adjusted Operating Income.

•

As the Company’s size and complexity has made achievement of the Board’s current maximum performance range thresholds for short-term and long-term incentive opportunities increasingly more difficult to achieve, the Committee adjusted the maximum performance range thresholds from 150% of target to 120% of target for its short-term incentive opportunities and to 110% for its long-term incentive opportunities in 2014.

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to enhance shareholder value by attracting and retaining the talent and experience best suited to manage, guide and build our business. This requires fair and competitive base salaries and benefits designed to attract qualified executives, as well as carefully designed incentive compensation programs to link the interests of the executives to the long-term interests of our shareholders.

In evaluating and determining the complete compensation packages for the Company’s executive officers generally, and the NEOs specifically, the Committee reviews relevant market data provided by its outside independent compensation consultant, which includes an evaluation of the executive compensation packages paid to similarly situated executives of similarly situated companies. Although the market pay data is only one of many factors considered when making executive compensation determinations, the Committee generally seeks to position pay opportunities within a range of 80% to 120% of the 50th percentile pay level of similarly situated executives. However, variations from this objective may occur as dictated by the experience level of the individual executive.

A significant percentage of the target total compensation to our NEOs and other executive officers consists of performance-based incentives which align the interests of our executives with those of our shareholders. Although there is no pre-established policy for the allocation between either cash and non-cash or short-term and long-term performance-based incentive compensation, in 2014 the Committee continued the basic structure utilized in recent years, which determined performance-based incentives as a percentage of base salary, which percentage was validated against current market pay data. A significant percentage of the target total

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COMPENSATION DISCUSSION AND ANALYSIS

direct compensation to our executive officers is in the form of non-cash, long-term equity incentive awards. A chart showing the relative percentages between base salary and target short-term and long-term incentive compensation of the NEOs for 2014 is included below in the section of this CD&A entitled “Elements of Compensation.”

Roles and Responsibilities in Determining Executive Compensation

The Role of the Compensation Committee. The Committee has been charged with the responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee’s goal is to ensure that the form and amount of compensation and benefits paid to our executive team, specifically including the NEOs, is fair, reasonable and sufficiently competitive to attract and retain high quality executives who can lead the Company to achieve the goals that the Board believes will maximize shareholder value. For executives other than the CEO, executive compensation matters are first considered by the Committee, which then makes recommendations to the Board. The Board then considers and approves the Committee’s recommendations or disapproves the Committee’s recommendations and instructs the Committee to revise its compensation recommendations. As it relates to the compensation of the Company’s CEO, the Committee meets first with the CEO to obtain information regarding performance, objectives and expectations, discusses the matter with the Board and then makes a final compensation determination. The CEO is not present during voting or any deliberations regarding his compensation.

The Role of the Chief Executive Officer. The Committee meets periodically with the CEO to discuss and review executive compensation. The CEO provides the Committee with the appropriate business context for executive compensation decisions as well as specific recommendations for each of the executives, including the NEOs. Additionally, the Chairman of the Committee meets periodically with the CEO to discuss the Committee’s views on the CEO’s compensation and proposals for adjustments to be considered by the Committee.

The Role of Senior Management. The Committee periodically meets with representatives of our Human Resources, Finance, and Legal departments. These individuals provide the Committee with requested data, information, and advice regarding our executive compensation program, specifically with regard to incentive plan designs, performance measures and goals, and disclosure. These representatives are not involved in conversations regarding their own compensation.

The Role of Outside Independent Consultants. In accordance with the Committee’s charter, the Committee has the authority to retain any outside counsel, consultants or other advisors to the extent deemed necessary and appropriate, including the sole authority to approve the terms of engagement and fees related to services provided. Since 2010, the Committee has utilized Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant.

During 2014, at the Committee’s request, PM&P provided the following services:

•	Attended all Committee meetings. When appropriate, the Committee has discussions with its consultant without management present to ensure candor and impartiality;

•	Provided research, market data, survey information and design expertise to assist the Company in developing executive and director compensation programs;

•	Advised the Committee on all principal aspects of executive and director compensation, including the competitiveness of program design and award values; and

•	Provided specific analyses with respect to the compensation of the Company’s executive officers.

PM&P is directly engaged by, and its activities are dictated by, the Committee. PM&P and its affiliates provide services only to the Committee and are prohibited from providing services or products of any kind to the Company. By letter dated February 13, 2015, PM&P has certified to the Committee that neither it, nor any of the individuals providing services to the Committee on its behalf, have any business or personal relationship with any of the directors or executive officers of the Company, and has further certified that the compensation it receives for its services to the Committee comprised less than 0.5% of its total revenue for 2014.

In 2014, the Committee assessed the independence of PM&P and considered whether its work raised any conflicts of interest, taking into consideration the independence factors set forth in the NASDAQ listing rules. Based on that assessment, the Committee determined that PM&P was independent and that its work did not raise any conflicts of interest.

The Role of Peer Group Data. In making its compensation decisions for 2014, the Committee compared the Company’s pay and performance levels against a peer group of eleven publicly traded companies which the Committee believes compete with the Company in the customer contact management industry for executive talent (the “Compensation Peer Group”). PM&P and the Committee annually review the composition of the Compensation Peer Group is to determine whether there are new companies which should be added, or existing companies which should be deleted. For its analysis in 2014, the Committee eliminated one company from the 2013 Compensation Peer Group due to the fact that its market capitalization and enterprise value had decreased in relative size to an extent that comparisons to the Company were no longer deemed valid.

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COMPENSATION DISCUSSION AND ANALYSIS

The companies included in the Compensation Peer Group and used as the basis for comparison and analysis by the Committee with respect to 2014 compensation decisions were:

•	Genpact Limited
•	Kforce Inc.
•	Convergys Corporation
•	FTI Consulting, Inc.
•	West Corporation
•	Ciber, Inc.
•	TeleTech Holdings, Inc.
•	Acxiom Corporation
•	CDI Corp.
•	Syntel, Inc.
•	ExlService Holdings, Inc.

As in prior years, the Compensation Peer Group analysis and data are one of many factors considered by the Committee and the Board in making its final pay determinations. Other important factors include the current and expected performance of the Company, the current and expected performance of the executive and ensuring that our executive compensation program is internally consistent and equitable.

Executive Compensation Analysis

As in prior years, the Committee requested, reviewed, and discussed an independent analysis of the Company’s executive compensation program provided by PM&P. The analysis included a review of compensation competitiveness, pay and performance alignment, our LTIP design, and an overall risk assessment of the executive compensation program. The following were the significant findings from this analysis:

•	Base salaries were generally positioned at or near the 50th percentile of our Compensation Peer Group;

•	Target total cash compensation (salary plus target short-term incentive opportunity) was generally positioned at the 50th percentile of our Compensation Peer Group;

•

Long-term incentive grant values were positioned near the 75th percentile of our Compensation Peer Group, but the aggregate equity grant rate (as a percent of shares outstanding) was below the 25th percentile of our Compensation Peer Group;

•	Total direct compensation (target total cash compensation plus long-term incentive grant value) was positioned slightly above the 50th percentile of our Compensation Peer Group;

•	Company performance (across a variety of financial and operating metrics) on a 1-year and 3-year basis was generally positioned at the 75th percentile; and

•	The overall program strikes a balance between risks and rewards, and is not believed to encourage executives to take undue risks that could materially harm the Company.

The above analysis reflects our executive team in the aggregate. As expected, there is variation by executive (with regard to pay competitiveness) and by performance measure (with regard to relative performance). This analysis was completed in August 2013 and was one of many inputs into the Committee’s decisions with regard to our 2014 executive compensation program.

Results of the 2014 Shareholder Advisory Vote to Approve Compensation of Our NEOs. At our 2014 Annual Meeting of Shareholders, our shareholders had the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in our 2014 proxy statement. Approximately 85.2% of the votes cast on this proposal voted to approve, on an advisory basis, the 2013 compensation of our named executive officers. The Committee believes that the results of this vote indicate that our shareholders generally support our executive compensation program. The Committee considered that support when making executive compensation decisions for fiscal 2014. As a result, the Committee recommended that the executive compensation structure for 2014 remain substantially the same, utilizing a combination of base salary, short-term incentive and long-term incentive compensation, with total compensation being weighted heavily toward equity-based compensation. The long-term equity incentive compensation program designs for performance cycles beginning in 2012, 2013 and 2014 are shown below in the tables under the heading “Performance-Based, Long-Term Equity Incentive Compensation” in this CD&A. The Committee will continue to monitor and consider the outcome of shareholder advisory votes when making future decisions regarding our executive compensation program.

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COMPENSATION DISCUSSION AND ANALYSIS

Elements of Compensation

The compensation program for our executives includes several direct compensation components. Those components are base salary, annual cash incentive awards and equity-based incentive awards, which are granted in the form of time-based restricted stock (or restricted stock units), performance–based restricted stock (or restricted stock units), and time-based SARs. Our executives are also permitted to participate in our 401(k) plan which is available to all employees, as well as our non-qualified executive deferred compensation plan. The purpose of the deferred compensation plan is to provide our executives with the ability to take advantage of tax deferred savings which may not be fully available to them under our 401(k) plan.

The relative percentages between base salary, annual cash incentive targets and long-term, equity-based incentive targets as compared to total target compensation for the NEOs for 2014 were as follows:

Name	Total Direct Compensation	Base Salary	Annual Cash Incentive	Long-Term Equity Incentive
Charles E. Sykes	100%	17%	17%	66%
John Chapman	100%	40%	20%	40%
Lawrence R. Zingale	100%	27%	19%	54%
James T. Holder	100%	40%	20%	40%
David L. Pearson	100%	40%	20%	40%
W. Michael Kipphut(1)	100%	27%	19%	54%
Christopher M. Carrington(1)	100%	27%	19%	54%

(1)	Mr. Kipphut retired and Mr. Carrington resigned during 2014.

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COMPENSATION DISCUSSION AND ANALYSIS

The key elements of our 2014 executive compensation program were as follows:

Type of Compensation	Element of Compensation	Description	Rationale	Target Positioning within Compensation Peer Group
Base Salary		• Fixed amount of annual cash compensation	• Attracts and retains talented, experienced executives	Near market mean (50th percentile)
Short-Term Incentive Awards	Annual Performance-Based Cash Incentive Award

•     Variable cash amount based on achievement of Company (and sometimes individual) performance goals

•     Award value generally based on a percentage of the executive’s base salary and achievement of Plan Adjusted Operating Income performance targets

•     Threshold performance paid out at 50% of target, maximum performance (120% of target performance measures) paid out at 150% of target

•    Motivates executives to achieve and exceed annual goals

•     Attracts talent by offering a compensation opportunity that awards performance

•    Maximizes short-term profitability and drives shareholder value

Long-Term Incentive Awards	Stock Appreciation Rights

•     Entitles recipient to receive, at the time of exercise, shares with a market value equal to the difference between the exercise price of the SARs (the closing price of the underlying shares on the grant date) and the market price of the underlying shares on the date of exercise

•     Vest ratably over a three-year period

			• Value tied to the appreciation of the value of our Common Stock • Balances short-term and long-term decision making	Up to 75th percentile of the market, but balanced with low equity grant rate
	Time-Based Restricted Stock (or Stock Unit) Awards	• New share-based element of incentive compensation for fiscal 2014 • Vest ratably over a three-year period	• Time-based vesting blends a short-term award with long-term incentive • Rewards longevity
Performance-Based Restricted Stock (or Stock Unit) Awards

•     Variable amount of shares paid out to the executive at the end of a three-year performance period

•     Award value based on a percentage of the executive’s base salary in the year of grant and achievement of revenue and Plan Adjusted Operating Income performance targets

•     1/3 of the amount of shares paid out are tied to gross revenue, 2/3 of the shares paid out are tied to Plan Adjusted Operating Income

•    Threshold performance (95% of target performance measures) paid out at 50% of the target payout, maximum performance (110% of target performance measures) paid out at 200% of target payout

• Rewards achievement of long-term performance goals • Balances short-term and long-term decision making • Maximizes long-term profitability and drives shareholder value

Base Salary

Base salary is designed to provide each of our NEOs with a fixed amount of annual compensation that is competitive with the marketplace. Base salaries for the NEOs are determined for each executive based on his or her position and responsibility, and are further informed by using market data provided to the Committee by PM&P. Base salary ranges of our executives are designed so that salary opportunities for a given position will be approximately between 80% and 120%

of the 50th percentile pay level of our Compensation Peer Group. During its review of base salaries for executives, the Committee primarily considers:

•	the market data provided by PM&P;

•	internal review of the executive’s compensation, both individually and relative to other officers; and

•	individual performance of the executive.

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COMPENSATION DISCUSSION AND ANALYSIS

Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit-based increases to the base salaries of our executive leadership team, other than the President and CEO, are based on the Committee’s assessment of the individual’s performance, with input from the President and CEO. Merit increases for the President and CEO are determined by the Committee based upon the Committee’s assessment of performance, with input from the Board, and after consultation with PM&P. The NEOs did not receive any base salary increases in 2013 and as a result of the annual assessment described above, the Committee determined that the CEO’s base salary would be increased in 2014, and the Committee recommended to the full Board, which approved base salary increases for the remaining NEOs, all as set forth in the table below:

Named Executive Officer	Base Salary Before Increase	Base Salary After Increase	Percentage Increase
Charles E. Sykes	$625,000	$645,000	3%
John Chapman	$207,600	$330,000	59%
Lance R. Zingale	$400,000	$412,000	3%
James T. Holder	$306,347	$324,728	6%
David L. Pearson	$291,160	$305,700	5%
W. Michael Kipphut	$424,299	$424,299	N/A
Christopher M. Carrington	$425,006	$425,006	N/A

Mr. Chapman’s base salary increase was due to the significant increase in job responsibilities resulting from his promotion to Chief Financial Officer upon the retirement of Mr. Kipphut. Mr. Kipphut and Mr. Carrington did not receive increases due to the fact that Mr. Kipphut retired and Mr. Carrington resigned in 2014. The Committee and the Board determined that the remaining increases were in line with the parameters of the plan design for base salaries discussed above.

Performance-Based Annual Cash Incentive Compensation

The annual cash incentive component of the total direct compensation paid to our executive leadership team is designed to:

•	Reward achievement of pre-determined annual corporate (and sometimes individual) performance goals;

•	Reward current performance by basing payment on the achievement of quantifiable performance measures that reflect contributions to the success of our business; and

•	Encourage actions by the executives that contribute directly to our operating and financial results.

In fiscal year 2014, the annual cash incentive opportunity for the President and CEO and all other executive officers was determined based solely upon the achievement of pre-determined corporate financial goals.

At the beginning of the year, the Committee sets minimum, target and maximum levels for the portion of the cash incentive component of total direct compensation that is determined by reference to corporate financial performance. Threshold performance represents the minimum performance that still warrants incentive recognition for that particular goal and maximum performance represents the highest level likely to be attained. No annual performance-based cash incentive compensation determined by reference to corporate financial performance is paid to any executive of the Company if our financial results do not exceed the threshold determined for that year.

At the beginning of each year, the Committee also sets the award percentage tied to salary for the President and CEO and recommends an award percentage for each of the other members of the executive leadership team that they will receive if the performance goals are met. The Committee’s goal in setting target award levels is to create a compensation program such that the potential incentive awards, when combined with each officer’s base salary, will provide a fully competitive total cash compensation opportunity, with the portion of compensation “at risk” (i.e., the target award level) being reflective of the level of that officer’s accountability for contributing to the Company’s bottom line financial results, and the degree of influence that officer has over results. In setting these percentages, the Committee considers these factors as well as data from the market assessment provided by PM&P.

For 2014, the Committee met with management and reviewed the Company’s operating plan for 2014 to establish the target financial goals of the Company on which the annual performance-based cash incentive compensation awards would be based. Except for Mr. Zingale, the performance measure selected for the 2014 short-term incentive plan was Plan Adjusted Operating Income.

Based on discussions with management and PM&P, the Committee determined that the unique responsibilities of Mr. Zingale over EMEA operations, together with the desire to incent him to increase EMEA revenues in the near term, warranted a component of his short term incentive compensation to be based upon pre-determined EMEA revenue goals. Accordingly, the Committee recommended, and the Board approved short term cash incentive goals for Mr. Zingale of which 50% were based upon Plan Adjusted Operating Income targets, and 50% of which were based upon EMEA revenue targets. The 50% of Mr. Zingale’s short term incentive compensation based upon Plan Adjusted Operating Income targets was earned at 115.3% of the goal resulting in a payout of 138.3% of target (as was all the other NEOs), and the 50% of Mr. Zingale’s short term incentive compensation based upon EMEA revenue goals was earned at 100.9% of the goal resulting in a payout of 102.3% of target.

The Committee believes that Plan Adjusted Operating Income, as defined, is generally an effective and appropriate measure of the Company’s operating performance on an annual basis to use in its evaluation of executive compensation. The performance target for 2014 was Plan Adjusted Operating Income of $81.1 million. The Company’s actual Plan Adjusted Operating Income for 2014 was $93.5 million. This performance result yielded a short-term incentive payout equal to 138.25% of the targeted payout for each participant.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company’s 2014 annual incentive plan compensation is summarized in the table below:

Named Executive Officer	Base Salary	Threshold Award Percentage(1)	Target Award Percentage(1)	Maximum Award Percentage(1)	Target Annual Incentive Award	2014 Annual Cash Incentive Award	2014 Award Percentage(1)
Charles E. Sykes	$635,773	55%	110%	165%	$699,350	$966,851	152%
John Chapman	$290,318	25%	50%	75%	$145,159	$189,706	65%
Lawrence R. Zingale	$406,467	35%	70%	105%	$284,527	$342,144	84%
James T. Holder	$316,243	25%	50%	75%	$158,122	$218,603	69%
David L. Pearson	$298,987	25%	50%	75%	$149,494	$206,675	69%
W. Michael Kipphut(2)	$424,299	35%	70%	105%	$297,009	—	—
Christopher M. Carrington(2)	$425,006	35%	70%	105%	$297,504	—	—

(1)	As a percentage of the respective NEO’s base salary.
(2)	Mr. Kipphut and Mr. Carrington did not receive any cash incentive awards as Mr. Kipphut retired and Mr. Carrington resigned, both in 2014, prior to the awards being earned.

Discretionary Bonuses

The Committee believes that discretionary bonuses should be a rare occurrence because such bonuses do not support our philosophy of aligning the long-term interests of our executive officers with those of our shareholders. Consistent with its past practices, the Committee did not award any discretionary bonuses to any of the NEOs for 2014 performance.

Performance-Based, Long-Term Equity Incentive Compensation

The performance-based, long-term equity incentive compensation component of total direct compensation for our executive officers is designed to encourage them to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company. The Committee utilizes a combination of time-based restricted stock (or restricted stock units for executives and key employees in foreign countries who would incur unfavorable tax consequences due to local tax laws if they were to receive restricted stock), performance-based restricted stock (or restricted stock units) and time-based SARs. The Committee believes these components of performance-based, long-term equity incentive compensation directly align the interests of the Company’s executive officers with the interests of its shareholders by requiring achievement of both long-term operating results that are the drivers of long-term value creation and actual increases in the Company’s stock price. For 2014, the grant mix for the NEOs was as follows:

The performance-based restricted stock award is earned based on cumulative performance over a 3-year performance period. The time-based restricted stock award and SARs vest ratably over a 3-year period (i.e., 1/3 of the award vests at the end of the first year of the period, 1/3 vests at the end of the second year of the period and 1/3 vests at the end of the third year of the period).

The Committee’s goal in setting target long-term equity incentive award levels is to create a complete compensation program, such that the potential annual cash and long-term equity incentive awards, when combined with each officer’s base salary, will provide a fully competitive total compensation opportunity, with a significant portion of “at risk” compensation. In setting award percentages (which are tied to salary), the Committee considers the level of each executive officer’s accountability for contributing to bottom line financial results, and the degree of influence that executive officer has over results, as well as data from the market assessment provided by PM&P.

With respect to the performance-based restricted stock, the Committee meets with management each year to review the proposed operating plan for the upcoming year, and in conjunction with the Board’s approval of its operating plan, together with growth goals for the succeeding two years, sets the financial targets for the next three-year performance cycle. The Committee first utilized this method for determining long-term incentive compensation on a three-year performance cycle for the performance cycle beginning January 1, 2005 and has continued utilizing this method for the three-year performance period beginning in 2014. The performance-based restricted stock awards are paid out at 50% of target payout for attaining 95% of the target performance measure (the threshold performance goal) and at 200% of the target payout for attaining 110% of target performance measure (the maximum performance goal), with straight-line interpolation between threshold and target and between target and maximum. Below is a discussion of the specific design elements of each performance-based restricted stock grant that was either awarded in or has a payout potential in the years covered by this proxy statement. The amount each NEO received as performance-based, long-term equity incentive compensation for each of the three-year measurement periods beginning in 2012, 2013 and 2014 is reported in the “Stock Awards” column of the Summary Compensation Table on page 31 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2014 - 2016 Performance Cycle

The Committee set the 2014 - 2016 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Threshold	Performance Stock Award Percentage Target	Performance Stock Award Percentage Maximum	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	100%	200%	400%	80%	120%
John Chapman	25%	50%	100%	20%	30%
Lawrence R. Zingale	50%	100%	200%	40%	60%
James T. Holder	25%	50%	100%	20%	30%
David L. Pearson	25%	50%	100%	20%	30%
W. Michael Kipphut(1)	50%	100%	200%	40%	60%
Christopher M. Carrington(1)	50%	100%	200%	40%	60%

(1)	Mr. Kipphut retired and Mr. Carrington resigned in 2014 and therefore neither has any continuing participation in LTIP awards for this performance cycle.

The performance stock awards will be paid to our NEOs following completion of fiscal 2016, if earned. The shares of restricted stock and SARs were granted in fiscal 2014, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the restricted stock and SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2014 - 2016 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$242,750,000	$255,526,000	$281,078,000
Revenue	1/3	$3,899,779,000	$4,105,030,000	$4,515,534,000

The 2014 - 2016 performance cycle LTIP target award values for the performance stock awards, which will be paid to our NEOs following completion of fiscal 2016, if earned, and the number and value of shares of restricted stock and the number of shares underlying SARs awarded are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,250,000	63,227	$500,000	25,291	104,167
John Chapman	$165,000	8,346	$66,000	3,338	13,750
Lawrence R. Zingale	$400,000	20,233	$160,000	8,093	33,333
James T. Holder	$153,174	7,748	$61,269	3,099	12,764
David L. Pearson	$145,580	7,364	$58,232	2,945	12,132
W. Michael Kipphut(3)	$424,297	—	$169,719	—	—
Christopher M. Carrington(3)	$425,000	—	$170,000	—	—

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2014, 1/3 of the award vesting after fiscal 2015 and 1/3 of the award vesting after fiscal 2016.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2014, 1/3 of the award vesting after fiscal 2015, and 1/3 of the award vesting after fiscal 2016. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on March 28, 2014 with an exercise price of $19.77. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. Unexercised SARs expire 10 years after the grant date.

(3)

Due to Mr. Kipphut’s retirement and Mr. Carrington’s resignation in 2014, neither of them will receive a payout of performance stock for the 2014 - 2016 performance period and forfeited the unvested portion of the restricted stock award and SARs.

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COMPENSATION DISCUSSION AND ANALYSIS

2013 - 2015 Performance Cycle

The Committee set the 2013 - 2015 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Threshold	Performance Stock Award Percentage Target	Performance Stock Award Percentage Maximum	Restricted Stock Award Percentage	SAR Award Percentage
Charles E. Sykes	100%	200%	400%	80%	120%
John Chapman(1)	13%	27%	53%	13%	N/A
Lawrence R. Zingale	50%	100%	200%	40%	60%
James T. Holder	25%	50%	100%	20%	30%
David L. Pearson	25%	50%	100%	20%	30%
W. Michael Kipphut(2)	50%	100%	200%	40%	60%
Christopher M. Carrington(2)	50%	100%	200%	40%	60%

(1)	Mr. Chapman was not an executive officer at the time of these equity grants and was therefore not eligible to participate in the grant of SARs.
(2)	Mr. Kipphut retired and Mr. Carrington resigned, both in 2014, before the expiration of this performance cycle and therefore all unvested and unexercised restricted stock and SARs were forfeited.

The performance stock awards will be paid to our NEOs following completion of fiscal 2015, if earned. The shares of restricted stock and SARs were granted in fiscal 2013, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the restricted stock and SARs.

The three-year, cumulative performance measures that will be used by the Committee for calculating award values for performance stock awards granted for the 2013 - 2015 performance period are:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$230,904,863	$243,057,750	$267,363,525
Revenue	1/3	$3,666,644,107	$3,859,625,375	$4,245,587,913

The 2013 - 2015 performance cycle LTIP target award values for the performance stock awards, which will be paid to our NEOs following completion of fiscal 2015, if earned, and the number and value of shares of restricted stock and the number of shares underlying SARs awarded are as follows:

Named Executive Officer	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Restricted Stock Value(1)	Number of Shares of Restricted Stock Awarded	Number of Shares Underlying SARs(2)
Charles E. Sykes	$1,250,000	81,967	$500,000	32,787	123,355
John Chapman(3)	$51,128	3,353	$25,555	1,676	N/A
Lawrence R. Zingale	$400,000	26,230	$160,000	10,492	39,474
James T. Holder	$153,174	10,044	$61,269	4,018	15,116
David L. Pearson	$145,000	9,546	$58,232	3,818	14,366
W. Michael Kipphut(4)	$424,297	27,823	$169,719	11,129	41,871
Christopher M. Carrington(4)	$425,000	27,869	$170,000	11,148	41,941

(1)

The value of the restricted stock award is calculated by multiplying the market price of the Company’s common stock on the grant date by the number of shares awarded to the NEO. The grant date value of the restricted stock granted to our NEOs is included in the amount set forth under “Stock Awards” on the “Summary Compensation Table” later in this proxy statement. The restricted stock award vests ratably over a three-year period, with 1/3 of the award vesting after fiscal 2013, 1/3 of the award vesting after fiscal 2014 and 1/3 of the award vesting after fiscal 2015.

(2)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2013, 1/3 of the award vesting after fiscal 2014, and 1/3 of the award vesting after fiscal 2015. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on March 26, 2013 with an exercise price of $15.25. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

(3)	Mr. Chapman was not an executive officer at the time of these equity grants and was therefore not eligible to participate in the grant of SARs.
(4)

Due to the retirement of Mr. Kipphut and resignation of Mr. Carrington in 2014, neither will receive a payout of performance stock for the 2013 - 2015 performance period and forfeited all unvested and unexercised portions of the restricted stock award and SARs.

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COMPENSATION DISCUSSION AND ANALYSIS

2012 - 2014 Performance Cycle

In 2012, the Committee set the 2012 - 2014 performance cycle LTIP awards as a percentage of the base salary of each NEO as follows:

Named Executive Officer	Performance Stock Award Percentage Threshold	Performance Stock Award Percentage Target	Performance Stock Award Percentage Maximum	SAR Award Percentage
Charles E. Sykes	100%	200%	300%	100%
John Chapman(1)	13%	27%	40%	N/A
Lawrence R. Zingale	47%	93%	140%	47%
James T. Holder	23%	47%	70%	23%
David L. Pearson	23%	47%	70%	23%
W. Michael Kipphut	47%	93%	140%	47%
Christopher M. Carrington(2)	N/A	N/A	N/A	N/A

(1)	Mr. Chapman was not an executive officer of the Company at the time of these grants and was therefore not eligible to participate in the grant of SARs.
(2)	Mr. Carrington was not employed by the Company at the time of these grants and therefore did not participate in this performance cycle of incentive compensation.

The SARs were granted in fiscal 2012, and will have value based on the value of the shares of the Company’s common stock over the three-year vesting period for the SARs.

The three-year, cumulative performance measures that were be used by the Committee for calculating award values for performance stock awards granted for the 2012 - 2014 performance period were:

Performance Measure	Weighting	Threshold Performance	Target Performance	Maximum Performance
Plan Adjusted Operating Income	2/3	$265,714,151	$279,699,106	$307,669,017
Revenue	1/3	$3,536,384,491	$3,722,509,991	$4,094,760,990

The 2012 - 2014 performance cycle LTIP target award values for the performance stock awards, and the number of shares underlying SARs are as follows:

Named Executive Officer	Total Award Value at Target	Performance Stock Value at Target	Number of Shares of Performance Stock Awarded at Target	Number of Shares Underlying SARs(1)
Charles E. Sykes	$1,875,000	$1,250,000	82,183	104,690
John Chapman	$80,514	$53,676	3,529	N/A
Lawrence R. Zingale	$514,268	$342,833	22,540	28,716
James T. Holder	$214,443	$142,972	9,400	11,972
David L. Pearson	$203,812	$135,884	8,934	11,378
W. Michael Kipphut(2)	$594,017	$395,997	26,035	33,169
Christopher M. Carrington(3)	N/A	N/A	N/A	N/A

(1)

The SARs vest ratably over a three-year period, with 1/3 of the award vesting after fiscal 2012, 1/3 of the award vesting after fiscal 2013, and 1/3 of the award vesting after fiscal 2014. Upon exercise, the NEO is entitled to a payout equal to the value of the SARs in shares of the Company’s common stock. The SARs were granted on March 21, 2012 with an exercise price of $15.21. The actual grant date value of the SARs granted to our NEOs is set forth under “Option Awards” on the “Summary Compensation Table” later in this proxy statement. The actual number of shares underlying the SARs cannot be determined until such time as the SARs vest and are exercised and the spread between the fair value on the date of exercise and the base price is known.

(2)

Due to Mr. Kipphut’s retirement in April of 2014, Mr. Kipphut will not receive a payout of performance stock for the 2012 - 2014 performance period and forfeited the unvested and unexercised portion of the restricted stock award and SARs.

(3)	Mr. Carrington was not employed by the Company at the time of these grants and therefore did not participate in this performance cycle of incentive compensation.

The Company’s cummulative Plan Adjusted Operating Income during the 2012 - 2014 performance cycle did not meet the performance threshold for a payout, and therefore no performance stock based upon Plan Adjusted Operating Income were paid to the NEOs for that performance cycle.

The Company’s cummulative revenue during the 2012 - 2014 performance cycle was $3.7 billion which exceeded the threshold performance requirement for a payout at 99% of the target. The related performance shares were paid to the NEOs in March, 2015.

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COMPENSATION DISCUSSION AND ANALYSIS

The Outstanding Equity Awards At Fiscal Year-End table later in this proxy statement shows the number of shares underlying outstanding SARs granted between 2008 and 2014 and held by each NEO, which have exercise prices between $15.21 and $23.88, based on the market price of the Company’s common stock on the grant date.

Executive Deferred Compensation

Participation in the Company’s Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) is limited to employees at the Director level and above within the Company’s organizational structure (in ascending order, Directors, Senior Directors, Executive Directors, Vice Presidents, Global Vice Presidents, Senior Vice Presidents, Executive Vice Presidents and the President). Participants in the Deferred Compensation Plan may elect to defer any amount of base compensation and bonus. The Company matches a portion of amounts deferred by participants at the level of Vice President and above on a quarterly basis as follows: 50% match on salary deferred, up to a total match of $12,000 per year for Executive Vice Presidents and above and $7,500 per year for Senior Vice Presidents, Global Vice Presidents and Vice Presidents. No match is made on deferrals by other participants. The matching contributions made to the Deferred Compensation Plan by the Company are made in the form of Company common stock.

Compensation deferred by a participant while participating in the Deferred Compensation Plan is deferred until such participant’s retirement, termination, disability or death, or a change in control of the Company, as defined in the Deferred Compensation Plan, and in such event is paid out to the participant or his beneficiary. Under current tax law, a participant does not recognize income with respect to deferred compensation until it is paid to him or her. Upon payment, the participant will recognize ordinary income in an amount equal to the sum of the cash and the fair market value of the shares of stock received, and the Company will be entitled to a deduction equal to the income recognized by the participant.

Distributions of a participant’s deferred compensation and Company common stock contributed as matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made on the first day of the second month following the death or disability.

A participant in the Deferred Compensation Plan forfeits any undistributed matching contributions if the participant is terminated for “cause” as defined in the Deferred Compensation Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company. In addition, participants that terminate their employment (for reasons other than death, disability or retirement) less than seven years after the date they begin making contributions to the Deferred Compensation Plan risk forfeiture of all or a portion of the Company’s matching contributions and earnings, as outlined below:

Years of Participation in the Deferred Compensation Plan Prior to Termination	Effect of Termination on Matching Contribution and Earnings
Less than 3	Forfeited
3 or more, but less than 5	Forfeits 67%
5 or more, but less than 7	Forfeits 33%
7 or more	Retains 100%

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for Senior Vice Presidents, Executive Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Other Elements of the Compensation Program

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for the NEOs and other members of the senior management team, which vary by position from 150% to 400% of base salary. These guidelines, which allow the executives five (5) years beginning on August 1, 2013 to acquire the required amount of stock, were originally adopted in 2006 and updated in 2013. The Committee reviews the stock ownership of the Company’s executive officers on an annual basis to ensure that the executive officers are aware of where each stands in relation to the established guidelines. For purposes of the guidelines, stock ownership includes fully vested stock options, directly held common stock and fully vested matching shares under the Company’s Executive Deferred

Compensation Plan. There are no additional stock holding period requirements for shares acquired upon exercise of SARs or upon the vesting of performance-based restricted stock.

Clawback and Anti-Hedging Policies

The Board has not yet adopted specific clawback and anti-hedging policies beyond the requirements already created by various provisions of Sarbanes-Oxley. However, the Board intends to adopt fully compliant clawback and anti-hedging policies as soon as practicable following the issuance of final rules and regulations by the SEC in enacting the requirements of the 2010 Dodd-Frank Wall Street Reform and Consumer Protection Act.

28    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Change-in-Control Provisions

We have change-in-control provisions in the employment agreements with Messrs. Sykes, Chapman and Zingale. We also have change-in-control provisions in all of the equity incentive agreements with all of our executives and key employees. The change-in-control provision in the employment agreement with Mr. Sykes is a modified “double-trigger” arrangement which permits him to terminate his agreement for “Good Reason,” the definition of which includes a change-in-control. The change-in-control provisions in the four other employment agreements are “double-trigger” arrangements, meaning that payments are only made if there is a change-in-control of the Company and the executive officer’s employment is terminated without cause, or the executive officer terminates employment for good reason, as such terms are defined in their respective employment agreements. All of our employment agreements with the NEOs, and the other executive officers, contain severance agreements ranging from one to three years of compensation and benefits in the event of termination by the Company other than for cause. These agreements are discussed in greater detail beginning on page 40 under the heading “Employment Agreements.” We believe that providing these agreements helps increase our ability to attract, retain and motivate highly qualified management personnel and encourage their continued dedication without distraction from concerns over job security relating, among other things, to a change-in-control of the Company.

Perquisites and Other Personal Benefits

The Company provides its NEOs with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. These amounts represent mainly Company matches to the Deferred Compensation Plan, excess group term life insurance premiums and additional compensation paid to the NEOs related to the cost of executive physicals and other health and welfare benefits. The NEOs are also permitted to fly in business class when traveling overseas on business and are permitted to attend sporting events utilizing Company paid tickets that are not otherwise utilized in connection with business development. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

Mitigating Compensation Risks

Although the responsibility for oversight of enterprise risk management lies with the full Board, the Committee annually reviews and conducts an assessment of the risks associated with the Company’s compensation policies and practices. Based on its assessment conducted in 2014, the Committee determined that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In reaching that conclusion, the Committee evaluated each of the following key elements of the Company’s compensation plans and practices for its executive officers:

•	Performance and pay horizons are appropriate and not overweight in short-term incentives;
•	The relationship between the incremental achievement levels and corresponding payouts in the Company’s incentive plans are appropriate and have caps on payouts;

•	The incentive plans employ a reasonable mix of performance metrics and are not concentrated on a single metric;

•	Criteria for payments are closely aligned with our strategic goals and shareholder interests;

•	Payout curves are reasonable and do not contain steep “cliffs” that might encourage unreasonable short-term business decisions to achieve payment thresholds; and

•	Equity compensation plans for executive officers consist of a balanced mix of performance-based restricted stock awards, time-based SARs, and time-based restricted stock awards.

Tax and Accounting Implications

Deductibility of Executive Compensation. As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 per year that is paid to certain individuals. The Company believes that compensation paid under its management incentive plans is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for its executive officers.

Nonqualified Deferred Compensation. On October 22, 2004, the American Jobs Creation Act of 2004 (the “Jobs Creation Act”) was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes its agreements containing deferred compensation components comply with the final regulations issued in connection with the Jobs Creation Act. A more detailed discussion of the Company’s nonqualified deferred compensation arrangements is provided on page 36 under the heading “Nonqualified Deferred Compensation.”

SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement    29

COMPENSATION COMMITTEE REPORT

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

James S. MacLeod, Chairman

James K. Murray, Jr.

Lt. Gen. Michael DeLong (Ret.)

William D. Muir, Jr.

30    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to, or earned by, each of the named executive officers for the fiscal years ending December 31, 2014, December 31, 2013 and December 31, 2012. The Company has entered into employment agreements with each of the named executive officers which are summarized under the section entitled “Employment Agreements” below. When setting the total compensation for each of the named executive officers, the Committee considers all of the executive’s current compensation, including equity and non-equity based compensation.

The named executive officers did not receive payments which would be characterized as “Bonus” payments for the fiscal years ended December 31, 2014, December 31, 2013 or December 31, 2012. Amounts listed under column (g), “Non-Equity Incentive Plan Compensation” were paid in accordance with parameters determined by the Committee on March 18, 2014, March 19, 2013 and March 6, 2012, respectively, and were paid in March 2015, March 2014 and March 2013, respectively.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Charles E. Sykes	2014	635,773	—	1,750,001	750,002	966,851	—	30,132	4,132,759
President and Chief	2013	624,998	—	1,749,999	749,998	512,499	—	30,021	3,667,515
Executive Officer	2012	624,998	—	1,250,627	624,999	546,874	—	32,019	3,079,517
John Chapman(4)	2014	293,876	—	230,992	99,000	189,706	—	145,853	959,427
Executive Vice President
& Chief Financial Officer
Lawrence R. Zingale	2014	406,467	—	560,005	239,998	342,144	—	28,803	1,577,417
Executive Vice President,	2013	400,005	—	560,011	240,002	261,243	—	27,675	1,488,935
General Manager Major Markets	2012	374,088	—	343,001	171,435	216,036	—	26,462	1,131,022
James T. Holder	2014	316,243	—	214,445	91,901	218,603	—	24,385	865,577
Executive Vice President,	2013	306,342	—	214,446	91,905	125,600	—	24,721	763,014
General Counsel and	2012	304,955	—	143,050	71,473	133,418	—	24,077	676,973
Corporate Secretary
David L. Pearson	2014	298,987	—	203,809	87,350	206,675	—	31,913	828,734
Executive Vice President and	2013	291,158	—	203,801	87,345	119,375	—	29,193	730,872
Chief Information Officer	2012	289,843	—	135,947	67,927	126,806	—	28,543	649,066
W. Michael Kipphut(5)	2014	184,407	—	—	—	—	—	443,781	628,188
Executive Vice President	2013	424,299	—	594,018	254,576	243,548	—	40,217	1,556,658
& Chief Financial Officer	2012	422,379	—	396,190	198,019	258,707	—	36,439	1,311,734
Christopher M. Carrington(6)	2014	208,519	—	594,998	255,002	—	—	4,567	1,063,086
Executive Vice President of	2013	425,006	—	595,009	255,001	304,645	—	4,712	1,584,373
Global Delivery	2012	137,047	—	—	—	401,711	—	2,157	540,915

(1)

The amounts shown in column (e) and (f) represent awards pursuant to long term incentive bonus programs (restricted stock and stock appreciation rights, respectively) established by the Compensation Committee. The amounts are valued based on the aggregate grant date fair value of the awards in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation” (formerly FAS 123(R)). See Notes 1 and 26 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 19, 2015 for a discussion of the relevant assumptions used in calculating the grant date fair value in accordance with FASB ASC Topic 718.

(2)

The amounts in column (g) reflect the cash awards to the named individuals pursuant to annual performance based incentive programs established by the Committee and discussed in more detail on page 23 under the heading “Performance Based Annual Cash Incentive Compensation.”

(3)	The amounts shown in column (i) reflect for each named executive officer:

•	matching contributions allocated by the Company to each of the named executive officers pursuant to the Executive Deferred Compensation Plan described in more detail on page 36 under the heading “Nonqualified Deferred Compensation;”

•	reimbursement for premiums attributable to increased coverage for vision, dental and group medical insurance benefits;

•	the cost of premiums for term life and disability insurance benefits; and

•	the Company’s matching contribution to the Sykes Enterprises, Incorporated Employees’ 401(k) Savings Plan and Trust.
(4)	Mr. Chapman became a named executive officer in April 2014.
(5)	Mr. Kipphut retired in April 2014.
(6)	Mr. Carrington resigned in June 2014.

SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement    31

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information about equity and non-equity awards granted to the named executives in 2014, including (i) the grant date, (ii) the estimated future payouts under the non-equity incentive plan awards, (iii) the estimated future payouts under equity incentive plan awards, which consist of shares of restricted stock, (iv) all other stock awards which consist of shares of the Company’s stock contributed as matching contributions under the Executive Deferred Compensation Plan, (v) all other option awards, which consist of Stock Appreciation Rights and the base price of those Stock Appreciation Rights, and (vi) the fair value of the equity awards on the date of grant.

	(b) Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Options (#)(4)	(k) Exercise or Base Price of Option Awards ($/sh)	(l) Grant Date Fair Value of Stock and Option Awards ($)
(a) Name		(c) Threshold ($)	(d) Target ($)	(e) Maximum ($)	(f) Threshold (#)	(g) Target (#)	(h) Maximum (#)
Charles E. Sykes	3/28	—	—	—	31,614	63,227	126,454	—	—	19.77	1,249,998
	3/28	—	—	—	—	—	—	25,291	—	19.77	500,003
	3/28	—	—	—	—	—	—	—	104,167	19.77	750,002
	3/28	354,750	709,500	1,064,250	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	603	—	19.87	11,982
John Chapman	3/28	—	—	—	4,173	8,346	16,692	—	—	19.77	165,000
	3/28	—	—	—	—	—	—	3,338	—	19.77	65,992
	3/28	—	—	—	—	—	—	—	13,750	19.77	99,000
	3/28	69,740	139,481	209,221	—	—	—	—	—	—	—
	9/30	—	—	—	—	—	—	88	—	19.98	1,758
	12/31	—	—	—	—	—	—	64	—	23.47	1,502
Lawrence R. Zingale	3/28	—	—	—	10,116	20,233	40,465	—	—	19.77	400,006
	3/28	—	—	—	—	—	—	8,093	—	19.77	159,999
	3/28	—	—	—	—	—	—	—	33,333	19.77	239,998
	3/28	144,200	288,400	432,600	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	216	—	19.87	4,292
	6/30	—	—	—	—	—	—	170	—	21.73	3,694
	9/30	—	—	—	—	—	—	199	—	19.98	3,976
James T. Holder	3/28	—	—	—	3,874	7,748	15,496	—	—	19.77	153,178
	3/28	—	—	—	—	—	—	3,099	—	19.77	61,267
	3/28	—	—	—	—	—	—	—	12,764	19.77	91,901
	3/28	81,182	162,364	243,546	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	166	—	19.87	3,298
	6/30	—	—	—	—	—	—	131	—	21.73	2,847
	9/30	—	—	—	—	—	—	175	—	19.98	3,497
	12/31	—	—	—	—	—	—	100	—	23.47	2,347
David L. Pearson	3/28	—	—	—	3,682	7,364	14,727	—	—	19.77	145,586
	3/28	—	—	—	—	—	—	2,945	—	19.77	58,223
	3/28	—	—	—	—	—	—	—	12,132	19.77	87,350
	3/28	76,425	152,850	229,275	—	—	—	—	—	—	—
	3/31	—	—	—	—	—	—	177	—	19.87	3,517
	6/30	—	—	—	—	—	—	140	—	21.73	3,042
	9/30	—	—	—	—	—	—	185	—	19.98	3,696
	12/31	—	—	—	—	—	—	73	—	23.47	1,713
W. Michael Kipphut	3/31	—	—	—	—	—	—	417	—	19.87	8,286
	6/30	—	—	—	—	—	—	96	—	21.73	2,086
Christopher M. Carrington	3/28	—	—	—	—	—	—	—	—	19.77	—
	3/28	—	—	—	—	—	—	8,599	—	19.77	170,002
	3/28	—	—	—	—	—	—	—	35,417	19.77	255,002
	3/28	—	—	—	—	—	—	—	—	—	—

(1)	These amounts are based on the individual’s current salary and position.
(2)

Where amounts are shown in columns (f) and (h), then the amounts shown in column (f) reflect the Long-Term Incentive Stock Grant minimum which is 50% of the target amount shown in column (g), and the amount shown in column (h) is 200% of such target amount. The target amount shown is an absolute target. These amounts are based on the individual’s current salary and position. The grant date fair value of the long-term incentive plan awards are based upon the target amounts shown in column (g).

(3)	The amounts shown in column (i) reflect the number of shares of stock granted to each named executive officer as matching contributions pursuant to the Executive Deferred Compensation Plan.
(4)

The amounts shown in column (j) reflect the number of Stock Appreciation Rights granted to each named executive officer as part of the Long-Term Incentive awards as described in more detail on page 24 under the heading “Performance-Based, Long-Term, Equity Incentive Compensation.” The actual number of shares underlying the Stock Appreciation Rights cannot be determined until such time as the Stock Appreciation Rights vest and are exercised and the spread between the fair value on the date of exercise and the base price is known. The fair value of the Stock Appreciation Rights included in column (l) is the amount determined pursuant to FASB ASC Topic 718 (formerly FAS Statement 123(R)).

32    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock option and stock awards by the named executives as of December 31, 2014. The table includes both exercisable and unexercisable options together with the exercise price and the expiration date; unvested Stock Appreciation Rights; the number of shares and market value of unvested matching contributions to the Executive Deferred Compensation Plan; and the number of shares of long term incentive (“LTI”) restricted stock together with the market value of those shares.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Charles E. Sykes
2008-2010 SARs(1)	15,432	—	—	17.87	01/02/18	—	—	—	—
2009-2011 SARS(2)	67,947	—	—	19.69	01/05/19	—	—	—	—
2010-2012 SARs(3)	49,381	—	—	23.88	03/05/20	—	—	—	—
2011-2013 SARs(4)	88,028	—	—	18.67	03/07/21	—	—	—	—
2012-2014 LTI PS(5)	—	—	—	—	—	—	—	71,225	1,671,651
2012-2014 SARs(6)	69,793	34,897	—	15.21	03/21/22	—	—	—	—
2013-2015 LTI PS(7)	—	—	—	—	—	—	—	138,934	3,260,781
2013-2015 LTI RS(8)	—	—	—	—	—	—	—	21,858	513,007
2013-2015 SARs(9)	41,118	82,237	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(10)	—	—	—	—	—	—	—	104,957	2,463,341
2014-2016 LTI RS(11)	—	—	—	—	—	—	—	25,291	593,580
2014-2016 SARs(12)	—	104,167	—	19.77	03/28/24	—	—	—	—
John Chapman
2012-2014 LTI PS(6)	—	—	—	—	—	—	—	3,058	71,771
2012-2014 LTI RS(13)	—	—	—	—	—	—	—	588	13,800
2013-2015 LTI PS(7)	—	—	—	—	—	—	—	5,683	133,380
2013-2015 LTI RS(8)	—	—	—	—	—	—	—	1,118	26,239
2014-2016 LTI PS(9)	—	—	—	—	—	—	—	13,854	325,153
2014-2016 LTI RS(10)	—	—	—	—	—	—	—	3,338	78,343
2014-2016 SARs(11)	—	13,750	—	19.77	03/28/24	—	—	—	—
Lawrence R. Zingale
2008-2010 SARs(1)	4,706	—	—	17.87	01/02/18	—	—	—	—
2009-2011 SARS(2)	13,501	—	—	19.69	01/05/19	—	—	—	—
2010-2012 SARs(3)	14,719	—	—	23.88	03/05/20	—	—	—	—
2011-2013 SARs(4)	23,672	—	—	18.67	03/07/21	—	—	—	—
2012-2014 LTI PS(5)	—	—	—	—	—	—	—	19,534	458,463
2012-2014 SARs(6)	—	9,572	—	15.21	03/21/22	—	—	—	—
2013-2015 LTI PS(7)	—	—	—	—	—	—	—	44,459	1,043,453
2013-2015 LTI RS(8)	—	—	—	—	—	—	—	6,995	164,173
2013-2015 SARs(9)	13,158	26,316	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(10)	—	—	—	—	—	—	—	33,586	788,263
2014-2016 LTI RS(11)	—	—	—	—	—	—	—	8,093	189,943
2014-2016 SARs(12)	—	33,333	—	19.77	03/28/24	—	—	—	—
James T. Holder
2010-2012 SARs(3)	6,170	—		23.88	03/05/20	—	—	—	—
2011-2013 SARs(4)	—	—	—	18.67	03/07/21	—	—	—	—
2012-2014 LTI PS(5)	—	—	—	—	—	—	—	8,146	191,187
2012-2014 SARs(6)	—	3,991	—	15.21	03/21/22	—	—	—	—
2013-2015 LTI PS(7)	—	—	—	—	—	—	—	17,024	399,553
2013-2015 LTI RS(8)	—	—	—	—	—	—	—	2,679	62,876
2013-2015 SARs(9)	—	10,078	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(10)	—	—	—	—	—	—	—	12,862	301,871
2014-2016 LTI RS(11)	—	—	—	—	—	—	—	3,099	72,734
2014-2016 SARs(12)	—	12,764	—	19.77	03/28/24	—	—	—	—

SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement    33

EXECUTIVE COMPENSATION

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David L. Pearson
2007-2009 SARs(14)	5,440	—	—	17.64	01/02/17	—	—	—	—
2008-2010 SARs(1)	6,417	—	—	17.87	01/02/18	—	—	—	—
2009-2011 SARS(2)	7,991	—	—	19.69	01/05/19	—	—	—	—
2010-2012 SARs(3)	5,807	—	—	23.88	03/05/20	—	—
2011-2013 SARs(4)	9,380	—	—	18.67	03/07/21	—	—
2012-2014 LTI PS(5)	—	—	—	—	—	—	—	7,743	181,728
2012-2014 SARs(6)	7,585	3,793	—	15.21	03/21/22	—	—	—	—
2013-2015 LTI PS(7)	—	—	—	—	—	—	—	16,181	379,768
2013-2015 LTI RS(8)	—	—	—	—	—	—	—	2,546	59,755
2013-2015 SARs(9)	4,788	9,578	—	15.25	03/26/23	—	—	—	—
2014-2016 LTI PS(10)	—	—	—	—	—	—	—	12,223	286,874
2014-2016 LTI RS(11)	—	—	—	—	—	—	—	2,945	69,119
2014-2016 SARs(12)	—	12,132	—	19.77	03/28/24	—	—	—	—

(1)

The figures in this row represent Stock Appreciation Rights (“SARs”) that were issued to the named executive officer in connection with the long-term incentive award for the 2008-2010 performance measurement period. The SARs vested 1/3 each year on January 2, 2009, 2010, and 2011.

(2)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2009-2011 performance measurement period. The SARs vested 1/3 each year on January 5, 2010, 2011, and 2012.

(3)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2010-2012 performance measurement period. The SARs vested 1/3 each year on January 5, 2011, 2012, and 2013.

(4)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2011-2013 performance measurement period. The SARs vested 1/3 each year on March 7, 2012, 2013, and 2014.

(5)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2012-2014 performance measurement period. The shares vested on March 21, 2015.

(6)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2012-2014 performance measurement period. The SARs vested 1/3 each year on March 21, 2013, 2014, and 2015.

(7)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The shares vest on March 15, 2016 if the performance measures have been met.

(8)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The shares vest 1/3 each year on March 15, 2014, 2015 and 2016, provided the employee is still in the employ of the Company.

(9)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2013-2015 performance measurement period. The SARs vest 1/3 each year on March 15, 2014, 2015, and 2016, provided the employee is still in the employ of the Company.

(10)

The figures in this row represent performance vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The shares vest on March 15, 2017 if the performance measures have been met.

(11)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The shares vest 1/3 each year on March 15, 2015, 2016 and 2017, provided the employee is still in the employ of the Company.

(12)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2014-2016 performance measurement period. The SARs vest 1/3 each year on March 15, 2015, 2016, and 2017, provided the employee is still in the employ of the Company.

(13)

The figures in this row represent time vesting restricted shares that were issued to the named executive officer in connection with the long-term incentive award for the 2012-2014 performance measurement period. The shares vested 1/3 each year on March 15, 2013, 2014 and 2015.

(14)

The figures in this row represent SARs that were issued to the named executive officer in connection with the long-term incentive award for the 2007-2009 performance measurement period. The SARs vested 1/3 each year on January 2, 2008, 2009, and 2010.

34    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table provides information for the named executive officers on (1) SAR exercises during 2014, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares acquired upon vesting of matching contributions under the Executive Deferred Compensation Plan, and the value realized upon the vesting of such shares.

	Options Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Charles E. Sykes
EDC Matching Contr.(1)	—	—	603	11,982
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	10,929	217,050
John Chapman
EDC Matching Contr.(1)	—	—	152	3,260
2011 LTIP Restricted (Service) Shares – 3rd Tranche	—	—	319	6,447
2012 LTIP Restricted (Service) Shares – 2nd Tranche	—	—	588	12,013
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	558	11,082
Lawrence R. Zingale
EDC Matching Contr.(1)	—	—	585	11,962
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	3,497	69,450
2012 SARS	9,572	50,721	—	—
James T. Holder
EDC Matching Contr.(1)	—	—	572	11,989
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	1,339	26,593
2011 SARS	3,290	6,641	—	—
2012 SARS	3,991	20,543	—	—
2013 SARS	5,038	25,735	—	—
David L. Pearson
EDC Matching Contr.(1)	—	—	575	11,969
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	1,272	25,262
2006 SARS	5,907	57,638	—	—
W. Michael Kipphut
EDC Matching Contr.(1)	—	—	513	10,372
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	3,709	73,661
2011 SARS	9,115	18,393	—	—
2012 SARS	11,056	58,577	—	—
2013 SARS	13,957	73,821	—	—
Christopher M. Carrington
EDC Matching Contr.(1)	—	—	—	—
2013 LTIP Restricted (Service) Shares – 1st Tranche	—	—	3,716	73,800
2013 SARS	13,980	78,413	—	—
(1)

Reflects the Company’s matching contributions in the form of shares of its common stock held for the account of the named executive officer in the Executive Deferred Compensation Plan which vested during fiscal year ended December 31, 2014.

Pension Benefits

The Company does not maintain any pension plans for the benefit of its executive officers.

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EXECUTIVE COMPENSATION

Nonqualified Deferred Compensation

Pursuant to the Company’s Executive Deferred Compensation Plan, certain executives, including the named executive officers, may defer all or any portion of their base salary, and all or any portion of their performance based non-equity incentive compensation. Deferral elections are made on or before December 31st of each year for amounts to be deferred from income earned with respect to the following year. The table below shows the investment options available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2014, as reported by the Compensation Committee of the Plan.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
Vanguard Prime Money Market Investor Fund	.01%	Goldman Sachs Mid Cap Value A Fund	13.25%
Prudential Total Return Bond A Fund	6.80%	Principal MidCap S&P 40-0 Index R3 Fund	8.94%
PIMCO Real Return A Fund	3.01%	Goldman Sachs Small Cap Value A Fund	6.86%
Janus Balanced S Fund	8.01%	Principal SmallCap S&P 600 Index R3 Fund	4.96%
John Hancock Disciplined Value A Fund	10.80%	MFS New Discovery R3 Fund	-7.52%
Principal LargeCap S&P 500 Index R3 Fund	12.82%	Manning & Napier World Opp. A Fund	-9.77%
MainStay Large Cap Growth R2 Fund	10.21%

Distributions of the participants’ deferred compensation and any vested Company stock matching contributions are made as soon as administratively feasible six months after retirement or termination of employment, unless the participant dies or becomes disabled while still an employee, in which case both distributions are made as soon as administratively feasible.

In the event the participant terminates employment (for reasons other than death, disability or retirement) without participating in the plan for three years, the matching contributions and earnings attributable thereto are forfeited. In the event that a participant terminates employment after three years but less than five years of participation in the Plan, the participant forfeits 67% of the matching contribution and earnings. In the event a participant terminates employment after five years but less than seven years of participation in the Plan, the participant forfeits 33% of the matching contribution and earnings.

In the event of a distribution of benefits as a result of a change in control, the Company will increase the benefits for the Senior Vice Presidents, Executive Vice Presidents and the President by an amount sufficient to offset the income tax obligations created by the distribution of benefits.

Participants forfeit undistributed matching contributions if the participant is terminated for “cause” as defined in the Plan or the participant enters into a business or employment which the Company’s CEO determines to be in violation of any non-compete agreement between the participant and the Company.

The following table shows information regarding contributions by the named executive officers, the Company’s matching contributions, aggregate earnings on contributions during fiscal year 2014, and the aggregate balance at year end.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contribution in Last Fiscal Year(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(3) ($)
Charles E. Sykes	51,250	11,982	31,075	—	549,312
John Chapman	6,600	3,260	262	—	10,122
Lawrence R. Zingale	32,517	11,962	22,410	—	400,137
James T. Holder	25,299	11,989	27,388	—	492,336
David L. Pearson	26,909	11,969	39,876	—	684,838
W. Michael Kipphut(4)	20,806	10,372	(5,075)	641,912	—
Christopher M. Carrington(5)	—	—	—	—	—

(1)	The amounts shown are included in the amounts of “salary” in column (c) of the Summary Compensation Table.
(2)	The amounts shown are included in the amounts of “Other Compensation” in column (i) of the Summary Compensation Table.
(3)	The amounts shown include 100% of the aggregate executive and Company contributions which have all been reported in the Summary Compensation Table.
(4)	Mr. Kipphut received a full distribution pursuant to the terms of the Plan subsequent to retirement.
(5)	Mr. Carrington did not participate in the Plan.

36    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which the equity securities of Sykes may be issued as of December 31, 2014:

	(a)		(b)	(c)
	Number of Securities to be Issued Upon Exercise of Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders(1)	220,336		—	3,604,622
Equity compensation plans not approved by shareholders	98,073	(2)	—	N/A	(2)
Totals	318,409		—	3,604,622

(1)	Includes shares of common stock of Sykes authorized for awards under the 2001 Equity Incentive Plan and the 2011 Equity Incentive Plan.
(2)

Represents shares of common stock of Sykes issued as matching grants under the Deferred Compensation Plan for executives described below. There is no specific number of shares reserved for issuance under the Executive Nonqualified Deferred Compensation Plan.

Shares awarded under all of the above plans may be from Sykes’ authorized and unissued shares, treasury shares or shares acquired in the open market. For a summary of the terms of Sykes’ equity compensation plans, see Note 26 of our consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 19, 2015 and incorporated herein by reference.

Potential Payments upon Termination or Change of Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company who were employed by the Company at the end of 2014 in the event of a termination of such executive’s employment. The amount of compensation payable to each named executive officer upon voluntary termination, involuntary not-for-cause termination, termination following a change of control and in the event of a disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2014, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Depending upon the date of a termination, such amounts may include:

•	non-equity incentive compensation earned during the fiscal year;

•	shares which have vested and for which the restrictions have lapsed under Long-Term Incentive compensation awards;
•	shares to be issued as a result of the vesting of SARs under Long-Term Incentive compensation awards;

•	amounts contributed to the Executive Deferred Compensation Plan; and

•	unused vacation pay.

Payments Made Upon Termination by the Company Without Cause, or by the Executive with Good Reason

In the event the employment of any of Messrs. Sykes, Chapman or Zingale is terminated by the Company for any reason other than death, disability, or cause (as defined in their respective employment agreements), or if such officer terminates his employment agreement prior to the expiration of the renewal period for good reason (as defined in their respective employment agreements, other than a termination by the officer in connection with a change of control (as defined in his employment agreement)), the officer will be entitled to the following payments:

•	Mr. Sykes will be entitled to receive an amount equal to two times his annual base salary.

•

Messrs. Chapman and Zingale will be entitled to receive an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance based bonus plan in which he is then participating.

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EXECUTIVE COMPENSATION

In the event that such officer terminates his employment agreement in connection with a change of control, such officer will be entitled to receive the benefits listed under the heading “Payments Made Upon a Change of Control” below.

In the event of the termination by the Company of the employment of Mr. Holder or Mr. Pearson for any reason other than death, disability or cause, he will be entitled to receive an amount equal to his annual base salary.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance plan, as appropriate. The Company pays for life insurance and accidental death and dismemberment coverage for its executive team in amounts equal to twice the executive’s base salary, up to a maximum of $500,000. The Company also pays for short term disability for its executives with a benefit of 70% of base salary, up to a maximum of $2,500 per week, and long term disability utilizing multiple plans. The base long term disability plan provides for a benefit to the executives of 70% of base salary, up to a maximum of $15,000 per month. The base long term disability plan is supplemented with two individual policy plans designed to provide the executives with long term disability insurance approximating 75% of covered compensation.

Payments Made Upon a Change of Control

The Company has entered into employment agreements with Messrs. Sykes, Chapman and Zingale which contain change of control payment provisions. Pursuant to these provisions, if any of Messrs. Sykes, Chapman or Zingale terminates his employment in connection with a change of control (as defined in their employment agreement), instead of the benefits listed under the heading “Payments Made Upon Termination,” he will receive the following benefits:

Mr. Sykes. Mr. Sykes will be entitled to receive an amount equal to three times his then current annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Sykes is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

Messrs. Chapman and Zingale. Each of Messrs. Chapman and Zingale will be entitled to receive an amount equal to two times his then current annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for him in the year such change of control occurs by a factor of two. The maximum bonus amount is to be determined under the performance-based bonus plan in which he is then participating. In addition, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at his option.

Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon such officer’s separation from service. If such officer is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Messrs. Holder and Pearson. Mr. Holder and Mr. Pearson do not have change of control provisions in their employment agreements, but under various equity incentive agreements, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at their option in the event of a change in control.

38    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Charles E. Sykes

The following table shows the potential payments upon termination or a change of control of the Company for Charles E. Sykes, the Company’s President and CEO, as if such termination had occurred on December 31, 2014:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	1,290,000	1,935,000	—	1,290,000	1,935,000
Bonus Payment	—	2,128,500	—	—	2,128,500
Stock Options Vesting Acceleration	—	3,029,719	—	—	3,029,719
Stock Grants Vesting Acceleration	—	10,815,234	—	—	10,815,234
Payment for Taxes Resulting from Deferred Compensation Distribution	—	206,795	—	—	206,795
Total	1,290,000	18,115,248	—	1,290,000	18,115,248

John Chapman

The following table shows the potential payments upon termination or a change of control of the Company for John Chapman, the Company’s Executive Vice President and Chief Financial Officer, as if such termination had occurred on December 31, 2014:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	330,000	660,000	—	—	660,000
Bonus Payment	209,221	418,443	—	—	418,443
Stock Options Vesting Acceleration	—	50,836	—	—	50,836
Stock Grants Vesting Acceleration	—	777,960	—	—	777,960
Payment for Taxes Resulting from Deferred Compensation Distribution	—	3,810	—	—	3,810
Total	539,221	1,911,049	—	—	1,911,049

Lawrence R. Zingale

The following table shows the potential payments upon termination or a change of control of the Company for Lawrence R. Zingale, the Company’s Executive Vice President and General Manager, Major Markets, as if such termination had occurred on December 31, 2014:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	412,000	824,000	—	412,000	824,000
Bonus Payment	432,600	865,200	—	432,600	865,200
Stock Options Vesting Acceleration	—	717,713	—	—	717,713
Stock Grants Vesting Acceleration	—	3,328,562	—	—	3,328,562
Payment for Taxes Resulting from Deferred Compensation Distribution	—	150,637	—	—	150,637
Total	844,600	5,886,112	—	844,600	5,886,112

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EXECUTIVE COMPENSATION

James T. Holder

The following table shows the potential payments upon termination or a change of control of the Company for James T. Holder, the Company’s Executive Vice President, General Counsel and Corporate Secretary, as if such termination had occurred on December 31, 2014:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	324,728	324,728	—	—	—
Stock Options Vesting Acceleration	—	162,929	—	—	162,929
Stock Grants Vesting Acceleration	—	1,301,693	—	—	1,301,693
Payment for Taxes Resulting from Deferred Compensation Distribution	—	185,346	—	—	185,346
Total	324,728	1,974,696	—	—	1,649,968

David L. Pearson

The following table shows the potential payments upon termination or a change of control of the Company for David L. Pearson, the Company’s Executive Vice President and Chief Information Officer, as if such termination had occurred on December 31, 2014:

	Company Initiated		Executive Initiated
Type of Benefit	Before Change in Control Termination w/o Cause or for Good Reason ($)	After Change in Control Termination w/o Cause or for Good Reason ($)	Voluntary Termination ($)	Voluntary Termination for “Good Reason” ($)	Change in Control ($)
Severance Pay	305,700	305,700	—	—	—
Stock Options Vesting Acceleration	—	399,600	—	—	399,600
Stock Grants Vesting Acceleration	—	1,237,127	—	—	1,237,127
Payment for Taxes Resulting from Deferred Compensation Distribution	—	257,816	—	—	257,816
Total	305,700	2,200,243	—	—	1,894,543

Employment Agreements

Charles E. Sykes. The Company and Mr. Sykes are parties to an amended and restated employment agreement, dated December 30, 2008. The material terms and conditions of the agreement are summarized below. Under the agreement, Mr. Sykes serves as President and CEO of the Company. The initial term of the agreement expired on July 31, 2009, but automatically renewed, and will continue to be automatically renewed, for successive one-year terms unless one of the parties provides written notice of its intent not to renew the agreement at least 180 days prior to the expiration of any renewal term. Under the agreement, Mr. Sykes’ annual base salary was originally set at $550,000, subject to increase at the Company’s discretion. Most recently, on May 20, 2014, the Compensation Committee of the Board increased Mr. Sykes’ annual base salary to $645,000. Mr. Sykes also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee, and to participate in such other bonus programs and benefit plans as are generally made available to other executive officers of the Company.

If the agreement is terminated by the Company prior to the expiration of a renewal period for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Sykes prior to the expiration of the renewal period for good reason (as defined below), the

40    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

EXECUTIVE COMPENSATION

Company is required to pay Mr. Sykes an amount equal to two times his annual base salary, and Mr. Sykes is prohibited for a period of two years from soliciting the Company’s employees and competing with the Company in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. If the agreement is terminated by Mr. Sykes following a change of control of the Company (as defined in the agreement) prior to the expiration of the initial term or any renewal period, the Company is required to pay Mr. Sykes an amount equal to three times his annual base salary, plus an amount determined by multiplying the annual target bonus designated or otherwise indicated for Mr. Sykes in the year such change of control occurs by a factor of three. The target bonus amount is to be determined under the performance based bonus plan in which Mr. Sykes is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Sykes is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Sykes in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Sykes.

“Good reason” for Mr. Sykes’ termination of the agreement is defined in the agreement as: (i) a change of control of the Company (as defined in the agreement), (ii) a good faith determination by Mr. Sykes that the Company has breached the employment agreement, (iii) a material adverse change in working conditions or status, (iv) the deletion of, or change in, any of the titles of CEO or President, (v) a significant relocation of Mr. Sykes’ principal office, (vi) a significant increase in travel requirements, or (vii) an impairment of Mr. Sykes’ health to an extent that made the continued performance of his duties under the agreement hazardous to his physical or mental health or his life.

The agreement provides that if Mr. Sykes’ employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Sykes other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination, and Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for a period of one year after its termination, regardless of the reason for its termination.

The agreement provides that Mr. Sykes may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

John Chapman. The Company and Mr. Chapman are parties to an employment agreement, dated April 15, 2014, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Chapman will serve as an executive of Sykes. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Chapman’s annual base salary is to be not less than $330,000.00, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 50% of his base salary, (ii) annual grants under Sykes’s long-term incentive plan with a target award of 100% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, on December 10, 2014, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Chapman’s annual base salary to $365,000.

If the agreement is terminated by Sykes for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Chapman for good reason (as defined below), Sykes is required to pay Mr. Chapman an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Chapman is then participating. If the agreement is terminated by Mr. Chapman within 24 months after a change in control of Sykes (as defined in the agreement), Sykes is required to pay Mr. Chapman an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Chapman in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Chapman is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his

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EXECUTIVE COMPENSATION

separation from service. If Mr. Chapman is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

Also, in the event the agreement is terminated by Mr. Chapman for Good Cause in connection with a change of control of Sykes, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Chapman.

“Good reason” for Mr. Chapman’s termination of the agreement is defined in the agreement as: (i) Sykes’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Chapman’s principal office, or (iv) a change in reporting such that Mr. Chapman is required to report to someone other than the CEO.

The agreement provides that if Mr. Chapman’s employment is terminated by Sykes due to his death, disability or for cause, or voluntarily by Mr. Chapman other than for good reason, then Sykes will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Chapman may not solicit any of Sykes’s employees or compete directly or indirectly with Sykes during the term of the agreement and for one year after its expiration in any area in which Sykes’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

Lawrence R. Zingale. The Company and Mr. Zingale are parties to an employment agreement, dated September 13, 2012, the material terms and conditions of which are summarized below. The employment agreement replaced the Amended and Restated Employment Agreement between the Company and Mr. Zingale, dated as of December 29, 2008.

The employment agreement provides that Mr. Zingale will serve as an executive of the Company. Mr. Zingale currently serves as Executive Vice President and General Manager of Major Markets. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Zingale’s annual base salary is to be not less than $400,000, and he is entitled to (i) participate in a performance-based bonus program ranging from 0% to 70% of his base salary, (ii) annual grants under the Company’s long-term incentive plan with a target award of 140% of base salary, and (iii) standard fringe benefits provided to other executive officers. Most recently, on May 21, 2014, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Zingale’s annual base salary to $412,000.

If the agreement is terminated by the Company for any reason other than death, disability, or cause (as defined in the agreement), or if the agreement is terminated by Mr. Zingale for good reason (as defined below), the Company is required to pay Mr. Zingale an amount equal to his annual base salary, plus an amount equal to the maximum annual performance bonus he could earn under the performance-based bonus plan in which Mr. Zingale is then participating. If the agreement is terminated by Mr. Zingale within 24 months after a change in control of the Company (as defined in the agreement), the Company is required to pay Mr. Zingale an amount equal to twice his annual base salary, plus an amount determined by multiplying the annual maximum bonus designated or otherwise indicated for Mr. Zingale in the year such change of control occurs by a factor of two. The target bonus amount is to be determined under the performance-based bonus plan in which Mr. Zingale is then participating. Except as provided below, the foregoing amounts are to be paid biweekly in equal installments over 52 weeks (or 104 weeks if a change in control was involved), commencing immediately upon his separation from service. If Mr. Zingale is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

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EXECUTIVE COMPENSATION

Also, in the event the agreement is terminated by Mr. Zingale for Good Cause in connection with a change of control of the Company, all stock options, stock grants or other similar equity incentives and/or compensation programs will immediately accelerate and become fully vested and exercisable at the option of Mr. Zingale.

“Good reason” for Mr. Zingale’s termination of the agreement is defined in the agreement as: (i) the Company’s breach of the employment agreement, (ii) a material adverse change in working conditions, duties or status, (iii) a significant geographic relocation of Mr. Zingale’s principal office, or (iv) a change in reporting such that Mr. Zingale is required to report to someone other than the CEO.

The agreement provides that if Mr. Zingale’s employment is terminated by the Company due to his death, disability or for cause, or voluntarily by Mr. Zingale other than for good reason, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Zingale may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

James T. Holder. The Company and Mr. Holder are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below. The employment agreement provides that Mr. Holder will serve as an executive of the Company. Mr. Holder serves as Executive Vice President, General Counsel and Corporate Secretary. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Holder’s annual base salary was originally set at $270,000, subject to increase at the Company’s discretion.

Most recently, on May 21, 2014, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Holder’s annual base salary to $324,728. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company prior to the expiration of the renewal period for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Holder an amount equal to his weekly base salary for 52 weeks after the termination of the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Holder is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within 15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above.

The agreement also provides that if Mr. Holder’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Holder, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination.

The agreement provides that Mr. Holder may not solicit any of the Company’s employees or compete directly or indirectly with the Company during the term of the agreement and for one year after its expiration in any area in which the Company’s clients were conducting business during the initial term or any renewal term of the agreement. The agreement contains customary confidentiality provisions.

David L. Pearson. The Company and Mr. Pearson are parties to an amended and restated employment agreement, dated December 29, 2008, the material terms and conditions of which are summarized below.

The employment agreement provides that Mr. Pearson will serve as an executive of the Company. Mr. Pearson serves as Executive Vice President and Chief Information Officer. The agreement will continue until terminated by one of the parties. Under the agreement, Mr. Pearson’s annual base salary was originally set at $231,000, subject to increase at the Company’s discretion. Most recently, on May 21, 2014, upon the recommendation of the Compensation Committee, the Board of Directors increased Mr. Pearson’s annual base salary to $305,700. He also is entitled to participate in a performance based bonus plan based upon the achievement of such goals as may be determined by the Compensation Committee and to standard executive fringe benefits.

If the agreement is terminated by the Company prior to the expiration of the renewal period for any reason other than death, disability, or cause (as defined in the agreement), the Company is required to pay Mr. Pearson an amount equal to his weekly base salary for 52 weeks after the termination of

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EXECUTIVE COMPENSATION

the agreement. Except as provided below, the foregoing amount is to be paid biweekly in equal installments over 52 weeks, commencing immediately upon his separation from service. If Mr. Pearson is determined to be a “specified employee” on the date of his “separation from service” (each as defined in Section 409(A) of the Internal Revenue Code and applicable regulations), to the extent that he is entitled to receive any benefit or payment upon such separation from service under the employment agreement that constitutes deferred compensation within the meaning of Section 409A of the Internal Revenue Code before the date that is six months after the date of his separation from service, such benefits or payments will not be provided or paid to him on the date otherwise required to be provided or paid. Instead, all such amounts shall be accumulated and paid in a single lump sum on the first business day after the date that is six months after the date of his separation from service (or, if earlier, within

15 days following his date of death). All remaining payments and benefits otherwise required to be paid or provided on or after the date that is six months after the date of his separation from service will be paid or provided or paid in accordance with the payment schedule described above. The agreement also provides that if Mr. Pearson’s employment is terminated by the Company due to his death, disability or cause, or voluntarily by Mr. Pearson, then the Company will have no obligation to pay him any salary, bonus or other benefits other than those payable through the date of termination. In any event, Mr. Pearson may not compete with the Company in any area in which the Company’s clients were conducting business during the term of the agreement, or solicit the Company’s employees, for a period of one year after termination of his employment. The agreement also contains customary confidentiality provisions.

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PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) we are providing our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Because the shareholder vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION. UNLESS OTHERWISE INDICATED ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION.

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PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee engaged Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2015, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, and express an opinion thereon. Although the Company is not required to seek shareholder ratification of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will reconsider the appointment of, but will not be required to engage, a different auditing firm.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. Those representatives will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Recommendation of the Board

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL AND URGES EACH SHAREHOLDER TO VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS. EXECUTED AND UNMARKED PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE ANNUAL MEETING IN FAVOR OF RATIFICATION.

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AUDIT COMMITTEE DISCLOSURE

AUDIT COMMITTEE DISCLOSURE

The Audit Committee is comprised of four non-employee directors and operates under a written charter adopted by the Board of Directors. The Audit Committee charter was last amended on December 4, 2013. The Board of Directors has determined that each member of the Audit Committee is “independent” and financially literate. The Board of directors has also determined that in addition to the accounting and other related financial management expertise held by the various members of the Audit Committee, Mr. Meurer specifically qualifies as an “audit committee financial expert” as that term has been defined by the Securities and Exchange Commission.

Under its charter, the Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee is directly responsible for the appointment and oversight of our independent auditors, including review of their qualifications, independence and performance.

In accordance with rules established by the Securities and Exchange Commission, as well as the internal policies of Deloitte and Touche LLP, audit partners are subject to rotation requirements to limit the number of consecutive years and individual partner may provide service to our Company. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of the Company’s lead audit partner pursuant to this rotation policy involves an initial meeting between the Chair of the Audit Committee and the candidate for the role, followed by a meeting of the candidate and discussions with the full Committee and with management.

Among other duties, the Audit Committee is also responsible for:

•	Overseeing the integrity of our financial statements, our accounting and financial reporting processes and our systems of internal control over financial reporting.
•	Overseeing our compliance with financial legal and regulatory requirements.

•

The appointment, compensation, and oversight of the work of the registered public accounting firm employed by the Audit Committee (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and each such registered public accounting firm reports directly to the Audit Committee.

•	Reviewing and appraising the Company’s internal auditing function, including a review and approval of the Company’s internal audit plan.

•

Reviewing the Company’s quarterly and annual earnings press releases, consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, the Company’s internal auditors and the Company’s independent auditors.

•

Establishment of procedures for the receipt, retention and treatment, on a confidential basis, of any complaints we receive regarding fraud in connection with, or the integrity of, our financial reporting. Employees are encouraged to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial wrongdoing.

•	Reviewing and discussing with the Company’s independent auditors the overall scope and plans for their audit and review and approval of the terms of the engagement letter.

•

Providing an open avenue of communication among the Company’s registered public accounting firm, financial and senior management, those involved in the Company’s internal auditing function, and the Board of Directors.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors which exceed $50,000. These services may include audit services, audit-related services, tax services and other services. The Chairman of the Audit Committee has been given the authority to grant pre-approvals, and each such pre-approval is then submitted to the full Committee at the next meeting for consideration and approval. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

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AUDIT COMMITTEE DISCLOSURE

Service Fees Paid to the Independent Registered Public Accounting Firm

Audit Fees represent fees for professional services provided in connection with the audit of our consolidated annual financial statements and internal control over financial reporting, as well as reviews of our quarterly financial statements and statutory audits of international subsidiaries. The Audit Committee has reviewed and approved the amount of fees paid to Deloitte & Touche LLP for audit and audit related services. The fees charged by Deloitte & Touche LLP for professional services rendered in connection with all audit and non-audit related matters for the years ended December 31, 2014 and December 31, 2013 were as follows:

	2014 ($)	2013 ($)
Audit Fees(1)	2,489,050	2,477,250
Audit-Related Fees(2)	4,000	4,000
Tax Fees(3)	3,500	—
All Other Fees(4)	25,000	—

(1)

Fees for audit services in 2014 and 2013 consisted of (a) audits of the Company’s annual consolidated financial statements and internal controls over financial reporting, (b) reviews of the Company’s quarterly condensed consolidated financial statements, and (c) annual stand alone statutory audits.

(2)	Fees for audit-related services in 2014 and 2013 included the Company’s subscription for accounting research tools.
(3)	Tax fees in 2014 principally included advice associated with international withholding tax matters and consultation related to international tax audits.
(4)	All Other Fees in 2014 principally included assistance with responding to an SEC comment letter.

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REPORT OF THE AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

In connection with the financial statements for the fiscal year ended December 31, 2014, the Audit Committee has:

(1)	reviewed and discussed the audited financial statements with management,

(2)	discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting firm (the “Auditors”), the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the PCAOB, and

(3)	received the written disclosures and letter from the Auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors’ independence.

In determining whether to reappoint Deloitte & Touche LLP as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including:

•	the length of time the firm has been engaged by the Company and its familiarity with our global operations and business, accounting policies and practices and internal control over financial reporting

•	the quality of the Audit Committee’s ongoing discussions with Deloitte & Touche LLP and an assessment of the professional qualifications and past performance of the lead audit partner
•	external data relating to audit quality and performance, including recent PCAOB reports on Deloitte & Touche LLP and its peers.

Based upon these evaluations, the Audit Committee recommended to the Board at the February 10, 2015 meeting of the Board that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission. The Board has approved this inclusion.

AUDIT COMMITTEE

William J. Meurer, Chairman

Iain A. Macdonald

Paul L. Whiting

James S. MacLeod

February 10, 2015

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

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SECURITY OWNERSHIP

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s common stock as of April 1, 2015, for each director and nominee for director, each of our current executive officers named in the Summary Compensation Table herein, and by all directors and executive officers of the Company as a group.

Name	Common Stock	Common Stock Vesting at the 2015 Shareholder’s Meeting	Options Currently Exercisable Or Exercisable within 60 days	Stock-Settled Stock Appreciation Rights Vested and Vesting within 60 days	Total Stock and Stock Based Holdings	Percent of Total Outstanding Stock
Lt. Gen. Michael DeLong (Ret)	34,618	—	—	—	34,618	*
Lorraine L. Lutton	5,612	—	—	—	5,612	*
Iain Macdonald	32,753	—	—	—	32,753	*
James S. MacLeod(1)	27,233	—	—	—	27,233	*
William J. Meurer	65,602	—	—	—	65,602	*
William D. Muir, Jr.	4,712	—	—	—	4,712	*
James K. Murray, Jr.(2)	20,515	—	—	—	20,515	*
Charles E. Sykes(3)	559,353	—	—	—	559,353	1.3%
Paul L. Whiting(4)	56,266	—	—	—	56,266	*
John Chapman (5)	56,742	—	—	—	56,742	*
David L. Pearson(6)	90,088	—	—	—	90,088	*
Lawrence R. Zingale(7)	201,952	—	—	—	201,952	*
James T. Holder(8)	70,832	—	—	—	70,832	*
Others	103,826	—	—	—	103,826	*
All directors and executive officers as a group —15 persons	1,330,104	—	—	—	1,330,104	3.1%

*	Less than 1.0%
(1)	Includes 2,500 shares held by Mr. MacLeod in an IRA.
(2)

Excludes 1,000 shares held by a family member in which Mr. Murray disclaims beneficial ownership. Includes shares held by Murray Corporation and Murray Advisors, Inc., of which Mr. Murray is a beneficial owner.

(3)	Includes 441,720 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 7,430 vested shares as part of the Deferred Compensation Plan.
(4)	Includes 44,964 shares owned jointly by Mr. Whiting and other family members. Excludes 300 shares of common stock held by Mr. Whiting’s wife in which Mr. Whiting disclaims beneficial ownership.
(5)	Includes 52,399 shares of restricted stock issued as part of the various equity-based, long term incentive awards and 307 vested shares as part of the Deferred Compensation Plan.
(6)	Includes 51,694 shares of restricted stock issued as part of the various equity-based, long term incentive awards and 10,024 vested shares as part of the Deferred Compensation Plan.
(7)	Includes 141,275 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 5,062 vested shares as part of the Deferred Compensation Plan.
(8)	Includes 54,539 shares of restricted stock issued as part of the various equity-based, long-term incentive awards and 6,507 vested shares as part of the Deferred Compensation Plan.

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SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

As of April 1, 2015, the Company’s records and other information available from outside sources indicated that the following shareholders were beneficial owners of more than five percent of the outstanding shares of the Company’s common stock. The information below is as reported in their filings with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner of more than 5% of the Company’s common stock.

	Amount and Nature of Beneficial Ownership Common Stock
Name	Shares	Percent
BlackRock, Inc.(1) 40 East 52nd Street New York, New York, 10022	3,408,301	7.87%
John H. Sykes(2) 4201 Jim Walter Boulevard Tampa, Florida 33607	3,048,719	7.04%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	3,092,339	7.14%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,434,203	5.62%

(1)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by BlackRock, Inc. (“BlackRock”) on January 23, 2015. BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(iii)(G).

(2)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Mr. John H. Sykes on January 20, 2015. Mr. Sykes is the beneficial owner of these shares which are owned by Mr. Sykes through Jopar Investments Limited Partnership, a North Carolina limited partnership (“Jopar”). Mr. Sykes is the sole limited partner of Jopar and owns all of the outstanding capital stock of Jopar’s sole general partner, Jopar Investments, Inc., a North Carolina corporation.

(3)	All information is based upon the Schedule 13G filed with the Security and Exchange Commission by The Vanguard Group (“Vanguard”) on February 11, 2015. Vanguard is a registered investment adviser.
(4)

All information is based upon the Schedule 13G filed with the Security and Exchange Commission by Dimensional Fund Advisors LP (“Dimensional”) on February 5, 2015. Dimensional is a registered investment adviser.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the year ended December 31, 2014, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the “Commission”) on a timely basis, all required reports relating to transactions involving equity securities of the Company beneficially owned by them.

The Company has relied solely on the written representation of its executive officers and directors and copies of the reports they have filed with the Commission in providing this information.

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REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATION OF DIRECTORS

Under the rules of the SEC and our Bylaws, if a shareholder wants to nominate a person to stand for election as a director at our 2016 Annual Meeting of Shareholders or introduce an item of business at such Annual Meeting and have us include such proposal in our proxy statement and form of proxy for presentation at our 2016 Annual Meeting of Shareholders, the nomination or proposal must be received by us at our principal executive offices at 400 North Ashley Drive, Tampa, Florida 33602, by December 17, 2015. The nomination or proposal should be sent to the attention of the Secretary of the Company.

Under our Bylaws, a shareholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders.

The procedures for nominating a director are described above under the heading “Corporate Governance—Nominations for Directors.”

The procedures for introducing an item of business at the Annual Meeting include providing a written notice of each proposed item of business that must include:

(a)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

(b)	the name and address, as they appear on the Company’s stock books, of the shareholders proposing such business,

(c)	the class and number of shares of the Company which are beneficially owned by the shareholder,

(d)	any material interest of the shareholder in such business, and

(e)	the same information required by clauses (b), (c) and (d) above with respect to any other shareholder that, to the knowledge of the shareholder proposing such business, supports such proposal.

OTHER MATTERS

Management knows of no matter to be brought before the Annual Meeting which is not referred to in the Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the shares represented by Proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

By Order of the Board of Directors,

James T. Holder
Secretary

52    SYKES ENTERPRISES, INCORPORATED  ï  2015 Proxy Statement

SYKES ENTERPRISES, INCORPORATED

Annual Meeting of Shareholders, May 19, 2015

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned shareholder of Sykes Enterprises, Incorporated (the “Company”), hereby appoints each of Charles E. Sykes, John Chapman and James T. Holder, and each of them with authority to act without the others, as attorneys and proxies for the undersigned, with full power of substitution, to vote all shares of the common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company and at all adjournments thereof, to be held at the offices of the Tampa Bay Wave, 400 North Ashley Drive, 2nd Floor, Tampa, Florida, 33602, on Tuesday, May 19, 2015, at 8:00 a.m., Eastern Daylight Savings Time, with all the powers the undersigned would possess if personally present, such proxies being directed to vote as specified below and in their discretion on any other business that may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1, AND FOR PROPOSALS 2, 3, AND 4.

¿ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED ¿

SYKES ENTERPRISES, INCORPORATED 2015 ANNUAL MEETING

1. Election of Class III Directors
01 - Charles E. Sykes	☐	FOR	☐	AGAINST	☐	ABSTAIN
02 - William J. Meurer	☐	FOR	☐	AGAINST	☐	ABSTAIN
03 - James K. Murray, Jr.	☐	FOR	☐	AGAINST	☐	ABSTAIN

2. Non-binding advisory vote to approve executive compensation	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company.	☐	FOR	☐	AGAINST	☐	ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE

EVEN IF YOU PLAN TO ATTEND THE MEETING.

☐         I plan to attend the Meeting.                                  ☐         I do not plan to attend the Meeting.

The undersigned reserves the right to revoke this Proxy at any time prior to the Proxy being voted at the Meeting. The Proxy may be revoked by delivering a signed revocation to the Company at any time prior to the Meeting, by submitting a later-dated Proxy, or by attending the Meeting in person and casting a ballot. The undersigned hereby revokes any proxy previously given to vote such shares at the Meeting.

DATE:__________________________         NO. OF SHARES: ___________________

Check appropriate box to indicate any changes to name or address below:	Signature of Shareholder

Address Change? ☐ Name Change? ☐	Signature of Shareholder

Name: ____________________________________ Address: __________________________________ ___________________________________ ___________________________________	Please sign Proxy exactly as your name appears on your stock certificate(s). JOINT OWNERS SHOULD EACH SIGN PERSONALLY. When signing as attorney, executor, administrator, trustee, guardian, partner or corporate officer, please give your full title as such.